UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MAX RE CAPITAL LTD.

(Name of Registrant As Specified in its Charter)

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Max Re House

2 Front Street

Hamilton HM 11

Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 4, 2007

Notice is hereby given that the Annual General Meeting of Shareholders, which we refer to as the Meeting, of Max Re Capital Ltd., which we refer to as Max Re Capital, will be held at Max Re House, 2 Front Street, Hamilton HM 11, Bermuda, on May 4, 2007 at 12:30 p.m. local time, for the following purposes:

1.	To elect four Class 1 directors of Max Re Capital to serve until Max Re Capital’s annual general meeting of shareholders in 2010.

2.	To authorize the election of one Class 1 director of Max Re Ltd., a wholly-owned subsidiary of Max Re Capital, which we refer to as Max Re, to serve until the annual general meeting of the shareholders of Max Re in 2010.

3.	To authorize the approval of an amendment of Max Re’s bye-laws to reduce the minimum number of directors to two.

4.	To consider and approve changing the name of Max Re Capital to Max Capital Group Ltd.

5.	To authorize the approval to change the name of Max Re to Max Bermuda Ltd.

6.	To ratify the appointment of KPMG, Hamilton, Bermuda, as Max Re Capital’s independent auditors for 2007.

7	To authorize the ratification of the appointment of KPMG, Hamilton, Bermuda, as Max Re’s independent auditors for 2007.

8.	To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

Only shareholders of record, as shown by the transfer books of Max Re Capital, at the close of business on March 9, 2007 will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE SIGN THE ACCOMPANYING PROXY CARD EXACTLY AS YOUR NAME APPEARS ON YOUR SHARE CERTIFICATE(S). IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. YOUR SHARES WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED IN THE PROXY STATEMENT. IF NO INSTRUCTION IS GIVEN, YOUR SHARES WILL BE VOTED “FOR” ITEMS 1, 2, 3, 4, 5, 6 AND 7 IN THE PROXY. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.

By order of the Board of Directors,

/s/ W. Marston Becker
Chairman of the Board

March 23, 2007

Hamilton, Bermuda

MAX RE CAPITAL LTD.

(a Bermuda company)

Max Re House

2 Front Street

Hamilton HM 11

Bermuda

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

Unless otherwise indicated or unless the context otherwise requires, all references in this Proxy Statement to “Max Re Capital,” “we,” “us,” “our” and similar expressions are references to Max Re Capital Ltd. Unless otherwise indicated or unless the context otherwise requires, references to “Max Re” are solely to our subsidiary Max Re Ltd., references to “Max Europe Holdings” are solely to our subsidiary Max Europe Holdings Limited, references to “Max Re Europe” are solely to our subsidiary Max Re Europe Limited, references to “Max Insurance Europe” are solely to our subsidiary Max Insurance Europe Limited, references to “Max Re Diversified” are solely to our subsidiary Max Re Diversified Strategies Ltd. references to “Max Re Managers” are solely to our subsidiary Max Re Managers Ltd. and references to “Max USA” are solely to our subsidiary Max USA Holdings Ltd.

This Proxy Statement is furnished in connection with the solicitation by the board of directors of Max Re Capital of proxies for use at the Annual General Meeting of Shareholders of Max Re Capital, which we refer to as the Meeting, to be held at Max Re House, 2 Front Street, Hamilton HM 11, Bermuda, on May 4, 2007 at 12:30 p.m., local time, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. Max Re Capital’s Annual Report to shareholders for the fiscal year ended December 31, 2006, including financial statements, is included with this Proxy Statement for informational purposes and not as a means of soliciting your proxy. Additional copies of the Annual Report may be obtained, without charge, by writing to us at the address above.

This Proxy Statement and the accompanying Notice of Annual General Meeting of Shareholders and Proxy are first being mailed to shareholders on or about March 23, 2007.

VOTING SECURITIES AND VOTE REQUIRED

As of March 9, 2007, the record date for the determination of persons entitled to receive notice of and to vote at the Meeting, there were issued and outstanding [        ] common shares, US$1.00 par value per share, of Max Re Capital. The common shares are our only class of equity securities outstanding and entitled to vote at the Meeting or any and all adjournments or postponements thereof.

Each common share held by a shareholder entitles such shareholder to one vote on each matter that is voted upon by poll at the Meeting or any adjournments thereof, subject to certain provisions of our bye-laws that reduce the total voting power of any U.S. shareholder owning, directly or indirectly, beneficially or otherwise, as described in our bye-laws, 9.5% or more of the common shares to less than 9.5% of the total voting power of our capital stock unless otherwise waived at the discretion of our board of directors. In addition, our board of directors may limit a shareholder’s voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences.

The reduction of such voting power may have the effect of increasing another shareholder’s voting power to more than 9.5%, thereby requiring a corresponding reduction in such other shareholder’s voting power.

Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, we request that any holder of common shares with reason to believe that it is a shareholder whose common shares constitute 9.5% or more of the voting power of Max Re Capital, each of which we refer to as a 9.5% Shareholder, contact us promptly so that we may determine whether the voting power of such holder’s common shares should be reduced. By submitting a proxy, a holder of common shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.5% Shareholder. The directors of Max Re Capital are empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of common shares, the names of persons having beneficial ownership of the shareholder’s common shares, relationships with other shareholders or any other facts the directors may consider relevant to the determination of the number of common shares attributable to any person. The directors may disregard the votes attached to common shares of any holder who fails to respond to such a request or who, in their judgment, submits incomplete or inaccurate information. The directors retain certain discretion to make such final adjustments that they consider fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the common shares of any shareholder to ensure that no person shall be a U.S. 9.5% Shareholder at any time.

The presence, in person or by proxy, of the holders of more than 50% of the issued and outstanding common shares as of March 9, 2007, the record date of the Meeting, is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, the affirmative vote of the holders of a simple majority of the common shares voting at the Meeting will be required to approve each of the matters to be voted upon at the Meeting.

With regard to any proposal, votes may be cast in favor of or against such proposal or a shareholder may abstain from voting on such proposal. Abstentions will be excluded entirely from the vote and will have no effect except that abstentions and “broker non-votes” will be counted toward determining the presence of a quorum for the transaction of business.

SOLICITATION AND REVOCATION

PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD OF DIRECTORS. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. Such persons designated as proxies are officers of Max Re Capital. Any shareholder desiring to appoint another person to represent him or her at the Meeting may do so by inserting such person’s name in the blank space provided on the accompanying form of proxy and delivering an executed proxy to the Secretary of Max Re Capital at the address indicated above before the time of the Meeting. It is the responsibility of the shareholder appointing such other person to represent him or her to inform such person of this appointment.

All common shares represented by properly executed proxies that are returned and not revoked will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in an executed proxy, it will be voted FOR each of the proposals described herein and set forth on the accompanying form of proxy, and in accordance with the proxy holder’s best judgment as to any other business as may properly come before the Meeting. If a shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person should vote the shares in respect of which he or she is appointed proxy holder in accordance with the directions of the shareholder appointing him or her.

Proxies must be received by us not less than 24 hours prior to the holding of the Meeting. A shareholder may revoke his or her proxy at any time up to one hour prior to the commencement of the Meeting by filing a written revocation with the Secretary of Max Re Capital at our address set forth above, by filing a duly executed proxy bearing a later date or by appearing in person and voting by ballot at the Meeting. A shareholder may vote his or her shares in person even if he or she has returned a proxy.

PROPOSAL ONE

ELECTION OF DIRECTORS OF MAX RE CAPITAL

Four individuals are to be elected as Class 1 directors of Max Re Capital at the Meeting. Although the size of our board of directors is currently fixed at 12 directors, our board currently consists of 11 individuals, divided into three classes of approximately equal size: Class 1 (four directors), Class 2 (four directors) and Class 3 (three directors). There is currently one vacancy on the board that has not been filled. As provided in our bye-laws, the term of the Class 1 directors shall expire at the Meeting. The current Class 1 directors are Messrs. John R. Barber (who is not seeking re-election), K. Bruce Connell (whose appointment to the board of directors was announced on February 14, 2007), W. Marston Becker and Mario P. Torsiello. Each of Messrs. Becker, Gordon F. Cheesbrough, Connell and Torsiello is a nominee for election as a Class 1 director at the Meeting. If elected, the term of each nominee will expire at our annual general meeting of shareholders in 2010. Our board of directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director of Max Re Capital if elected. In the event that any nominee is unable to serve as a director, the proxy holders named in the accompanying proxy have advised that they will vote for the election of such substitute or additional nominee(s) as the board of directors may propose. The board of directors unanimously recommends that you vote FOR the election of each of the nominees.

Set forth below is biographical information concerning each nominee for election as a director of Max Re Capital and each person who is continuing as a director of Max Re Capital, including each such individual’s principal occupation and the period during which such person has served as a director of Max Re Capital. Information about share ownership of each of the nominees can be found in the section titled Security Ownership of Certain Beneficial Owners, Officers and Directors below.

NOMINEES FOR DIRECTOR OF MAX RE CAPITAL WHOSE TERMS, IF ELECTED, WILL EXPIRE IN 2010:

W. Marston Becker, 54, has been the Chairman and Chief Executive Officer of Max Re Capital and Max Re since October 2006 and a director of Max Re Capital and Max Re since April 2004. Mr. Becker has served as a director of Max USA since November 2006. Since 2002, Mr. Becker has been Chairman and Chief Executive Officer of the run-off for LaSalle Holdings Re Limited, a Bermuda reinsurance company. From 2002 to 2005, Mr. Becker led the restructuring and wind-down of Trenwick Group, Ltd., a Bermuda insurance company, as its Chairman and Chief Executive Officer. In August 2003, Trenwick Group, Ltd. filed for protection under chapter 11 of the U.S. bankruptcy code. From 1996 to 1999 Mr. Becker was Chairman and Chief Executive Officer of Orion Capital Corporation until its sale in 1999 to Royal & SunAlliance, where he then served as Vice Chairman and a director of Royal & SunAlliance USA until 2000. Mr. Becker was President and Chief Executive Officer of an Orion Capital subsidiary from 1994 to 1996. From 2001 to 2004, Mr. Becker was non-executive Chairman of Hales & Company, a boutique insurance industry investment bank and private equity investor. Mr. Becker is Chairman and General Partner of West Virginia Media Holdings, which he co-founded in 2001. He is a director of Beazley Group plc (BEZ.L); and a director of Selective Insurance Group, Inc. (Nasdaq: SIGI). He is also an Advisory Board member of the Conning Funds. Mr. Becker is licensed as a certified public accountant and an admitted attorney in West Virginia.

Gordon F. Cheesbrough, 54, is a nominee for election as a director of Max Re Capital. Mr. Cheesbrough is the managing partner of Blair Franklin Capital Partners, Inc., an independent financial advisory firm that he co-founded in 2003. Mr. Cheesbrough is also a member of the board of directors of Canadian Tire Corporation and the Chairman of the Board of Governors of North York General Hospital. From 1998 to 2002, Mr. Cheesbrough was President and Chief Executive Officer of Altamira Investment Services Inc. From 1974 to 1998, Mr. Cheesbrough held several positions with McLeod Young Weir and its successors, Scotia McLeod and Scotia Capital Markets, including Chairman and Chief Executive Officer from 1993 to 1998.

K. Bruce Connell, 54, has served as a director of Max Re Capital since his appointment on February 9, 2007. Mr. Connell retired in 2002 after spending 13 years with the XL Capital organization. During his tenure with XL, Mr. Connell served as Executive Vice President and Group Underwriting Officer of XL Capital Ltd., Chief Executive Officer of XL Financial Products and Services Ltd., Executive Vice President and Chief Underwriting Officer of XL Re Ltd. (Bermuda), and Chief Underwriting Officer of XL Europe Ltd.

Mario P. Torsiello, 51, has served as a director of Max Re Capital and Max Re since March 2000. Since November 2001, Mr. Torsiello has been President and Chief Executive Officer of Torsiello Capital Advisors Inc. and Torsiello Securities, Inc. (and their predecessor companies), advisory and investment banking firms specializing in insurance, asset management and other financial services. From September 2000 to November 2001, Mr. Torsiello served as Managing Director and Head of North American Insurance Practice of Dresdner Kleinwort Wasserstein, Inc. (formerly known as Wasserstein Perella & Co. Inc.). From December 1999 to September 2000, Mr. Torsiello served as President and a director of INDC Group Inc., a California-based insurance company formed to offer a broad line of consumer orientated insurance products through the Internet. From 1987 to 1999, Mr. Torsiello was an investment banker at Salomon Smith Barney Inc., having served as Managing Director from 1995 and Co-Head of the Insurance Group from 1997 to 1999. Mr. Torsiello also served as a member of the firm’s Capital Commitments Committee from 1995 to 1999. Prior to joining Salomon Smith Barney, Mr. Torsiello was a Senior Manager in KPMG’s New York insurance accounting and audit services unit. Mr. Torsiello is a member of the Board of Advisors of Fordham College of Business Administration and a member of the Board of Trustees of the New York School for the Deaf. Mr. Torsiello is a registered securities principal with the NASD and licensed as a certified public accountant and as a reinsurance broker in the State of New York.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES ABOVE.

DIRECTORS OF MAX RE CAPITAL WHOSE TERMS WILL EXPIRE IN 2008:

William H. Heyman, 59, has served as a director of Max Re Capital and Max Re since May 2000. Mr. Heyman is Vice Chairman and Chief Investment Officer of The Travelers Companies, Inc. (formerly The St. Paul Travelers Companies), a position he has held since May 2005. Since January 2005, Mr. Heyman has been a member of the Board of Governors of the NASD. From May 2002 to May 2005, Mr. Heyman was Executive Vice President and Chief Investment Officer of The St. Paul Travelers Companies. From November 2000 to March 2002, Mr. Heyman was Chairman of Citigroup Investments Inc., a subsidiary of Citigroup Inc. From 1995 until October 2000, Mr. Heyman held various positions with Citigroup Investments Inc., and its predecessor, Travelers Investment Group. Mr. Heyman also was Chief Executive Officer of Tribeca Investments, L.L.C., a Citigroup subsidiary (and member firm of the New York Stock Exchange), which conducted proprietary trading and investment activities, including merger arbitrage, convertible hedging (domestic and international) and distressed securities investing, as well as Chief Executive Officer of Tribeca Management, L.L.C., a registered investment advisor. From 1993 to 1995, Mr. Heyman was a managing director and head of the private investment department of Salomon Brothers Inc. From 1991 to 1993, Mr. Heyman served as the Director of the Division of Market Regulation of the U.S. Securities and Exchange Commission in Washington, D.C.

Willis T. King, Jr., 63, has served as a director of Max Re Capital and Max Re since September 1999. Mr. King is Chairman of First Protective Insurance Company, Lake Mary, Florida, a position he has held since March 1998. From June 1999 to November 2001, Mr. King was Chairman of the Board and Chief Executive Officer of Highlands Insurance Group. In October 2002, Highlands Insurance Group filed for protection under chapter 11 of the U.S. bankruptcy code. Mr. King has served as a director of SCPIE Holdings, Inc. (NYSE: SKP), a medical malpractice insurance company, since 1997. From 1997 to June 1999, Mr. King was a Vice Chairman of Guy Carpenter & Co. From 1984 to 1997, Mr. King held various positions at Willcox, Inc., including Chairman and Chief Executive Officer. From 1987 to 1997, Mr. King was a director of Johnson & Higgins, which was subsequently merged into Marsh & McLennan. Mr. King is a member of the Advisory Council, School of Public Health, The University of North Carolina, Chapel Hill.

Peter A. Minton, 48, has served as a director of Max Re Capital and Max Re since July 2004 and as Executive Vice President and Chief Operating Officer of Max Re Capital since October 2006. Mr. Minton joined Max Re Capital and Max Re in April 2000 as Senior Vice President and Chief Risk Officer and served as Executive Vice President and Chief Risk Officer from February 2001 to February 2007. Mr. Minton has served as a director of Max Re Diversified since October 2001 and Max Europe Holdings, Max Re Europe, Max Insurance Europe, Max Re Managers, Max USA and Grand Central Re Limited, which we refer to as Grand Central Re, since 2006. From 1999 to 2000, Mr. Minton was Managing Director and Head of Fixed Income Research for Scudder Kemper Investments. From 1996 to 1999, Mr. Minton was a Senior Vice President of Investments at General Reinsurance Company. From 1991 to 1996, Mr. Minton held the position of Principal and Head of Fixed Income Strategy at Morgan Stanley & Co. Incorporated. From 1984 to 1991, Mr. Minton was Vice President and Portfolio Manager at CMB Investment Counselors. Prior to joining CMB Investment Counselors, Mr. Minton was a tax planner in the Tax Department of Ernst & Whinney between 1981 and 1984.

Steven M. Skala, 51, has served as a director of Max Re Capital and Max Re since May 2000. Mr. Skala is Vice Chairman of Deutsche Bank, AG, Australia and New Zealand, a position he has held since September 2004. Mr. Skala was a solicitor and a partner of Arnold Bloch Leibler, Melbourne, Australia from 1985 to 2004, and was a solicitor and partner of Morris Fletcher & Cross, Brisbane, Australia from 1982 to 1985. Mr. Skala was appointed Chairman and a non-executive director of Hexima Limited in May 2002, and Live Events Wireless Pty Ltd in February 2003. In June 2004, Mr. Skala became a non-executive director of Film Australia Limited, and in September 2004 he became its Chairman. Mr. Skala serves as a non-executive director of Deutsche Australia Limited, Wilson HTM Investment Group Limited, the Australian Broadcasting Corporation, the Centre for Independent Studies, and the Australian Ballet. He is a Member of the International Council of the Museum of Modern Art (New York) and is Vice President of The Walter & Eliza Hall Institute for Medical Research.

DIRECTORS OF MAX RE CAPITAL WHOSE TERMS WILL EXPIRE IN 2009:

Zack H. Bacon III, 54, has served as a director of Max Re Capital and Max Re since their formation in July 1999 and also serves as Deputy Chairman of Max Re Capital and Max Re. Since 2003, Mr. Bacon has served as the Chief Executive Officer, Chief Investment Officer and Managing Director of Alstra Capital Management, LLC, which we refer to as Alstra, our fund of funds advisor. From October 1998 to September 2005, Mr. Bacon was a member of the Board of Directors and a Managing Director of each of Moore Capital Management, LLC, which we refer to as Moore Capital, and Moore Capital Advisors, L.L.C. Mr. Bacon was also a member of the Investment Advisory Committee of Moore Capital. From 1985 to 1998, Mr. Bacon ran his own asset management firm. From 1983 to 1985, Mr. Bacon managed the non-equity portfolio of Soros Fund Management Company. Prior to 1983, Mr. Bacon was a Vice President at Goldman, Sachs & Co.

William Kronenberg III, 54, has served as a director of Max Re Capital and Max Re since September 2006. Since 2004, Mr. Kronenberg has been the Chief Executive Officer and principal owner of Professional Underwriters, a program administrator specializing in insurance for the public entity market segment. Since 2002, Mr. Kronenberg has also been a principal of Marsh Creek Corporate Services, a professional services company. From 1999 to 2002, Mr. Kronenberg was Chief Executive Officer of XL Environmental, Inc. (formerly ECS), an XL Capital Ltd. company (NYSE: XL), and a director of XL America, Inc. From 1985 until its acquisition in 1999 by XL Capital, Mr. Kronenberg was owner, Chief Executive Officer and President of ECS, Inc., a company specializing in integrated environmental risk management solutions. Mr. Kronenberg also established ECS International, a London-based subsidiary and first environmental insurance underwriter in Europe. From 1975 to 1985, Mr. Kronenberg held several casualty-oriented underwriting positions with American International Group, concluding as the officer in charge of American International Group’s program unit. Mr. Kronenberg also serves on the board of directors of each of Camphill Soltane and the Stroud Water Research Center, both non-profit organizations. Mr. Kronenberg holds the designations of Certified Property and Casualty Underwriter (CPCU) and Certified Insurance Counselor (CIC).

James L. Zech, 49, has served as a director of Max Re Capital and Max Re since December 1999. He has been a principal and the President and Investment Manager of High Ridge Capital, L.L.C., which we refer to as High Ridge, since its formation in 1995. In addition, in 2005 he became a partner in Northaven Management, Inc., a private investment firm focused on the financial services industry. From 1992 to 1995, Mr. Zech was an investment banker at S.G. Warburg & Co., Inc., where he was responsible for forming the U.S. Insurance Group as part of Warburg’s worldwide financial institutions practice. From 1988 to 1992, Mr. Zech was a member of the Insurance Investment Banking Group of Donaldson, Lufkin & Jenrette Securities Corporation.

Executive Officers Who are Not Directors

Set forth below is biographical information concerning each executive officer who is not a director.

Sarene A. Bourdages, 36, joined Max Re Capital and Max Re in November 2002 as Vice President and Counsel and currently serves as Executive Vice President and General Counsel of Max Re Capital. Ms. Bourdages has served as corporate secretary of Max USA since November 2006, Max Re Capital and Max Re since February 2007 and Max Re Managers and Max Re Diversified since March 2007. From 1999 to 2002, Ms. Bourdages was an associate at Akin Gump Strauss Hauer & Feld LLP in New York. From 1996 to 1999, she worked in international tax consulting at KPMG LLP. She is a member of the New York Bar.

Angelo M. Guagliano, 53, joined Max Re in January 2003 as an Executive Vice President, and has also been President and Chief Underwriting Officer of the Insurance Division of Max Re since March 2005. From January 1995 to December 2002, Mr. Guagliano held various management positions at XL Insurance (Bermuda) Ltd., including Executive Vice President, Country Manager and Chief Excess Liability Underwriter and Manager. From 1988 to 1995, Mr. Guagliano worked for Reliance National in New York in their E&S Primary Unit. From 1981 to 1988, Mr. Guagliano worked as a Casualty Facultative Underwriter for Prudential Reinsurance Corporation and as an Excess Liability Underwriter for the Royal Insurance Company. Mr. Guagliano began his underwriting career with Harford Insurance Company in 1979.

Joseph W. Roberts, 36, joined Max Re Capital and Max Re in May 2002 as Vice President and Controller and currently serves as Executive Vice President and Controller. Effective April 1, 2007, Mr. Roberts will become Executive Vice President and Chief Financial Officer of Max Re Capital. Prior to joining Max Re Capital, he was a vice president for Overseas Partners Re Ltd. From 1994 to 2001, Mr. Roberts worked with KPMG, most recently as a senior manager, where he specialized in providing assurance-based services to the financial services sector. From 1987 to 1994, Mr. Roberts worked in public accounting in London, primarily with Moore Stephens. He is a member of the Institute of Chartered Accountants in England and Wales.

N. James Tees, 48, has served as Max Re Capital’s Executive Vice President and Chief Risk Officer since February 2007. Mr. Tees joined Max Re Capital and Max Re in April 2000 as Senior Vice President and Controller, and most recently served as Senior Vice President and Treasurer. Mr. Tees also served as corporate secretary of Max Re Capital, Max Re, Max Re Managers and Max Re Diversified from 2000 to 2007. From 1991 to 2000, Mr. Tees served as Vice President and Controller for Stockton Holdings Limited, a reinsurance business pursuing a diversified, global investment strategy. Mr. Tees, a CPA, began his career in 1980 at the public accounting firm of Coopers & Lybrand, where he worked as an accountant and audit manager. Mr. Tees is a member of both the American and Pennsylvania Institute of Certified Public Accountants.

Keith S. Hynes, 54, currently Executive Vice President and Chief Financial Officer of Max Re Capital and Max Re has indicated his intent to retire effective March 31, 2007. Mr. Hynes has served as Executive Vice President and Chief Financial Officer of Max Re Capital and Max Re since September 1999. Mr. Hynes has been President of Grand Central Re since May 2001, a director of Max Europe Holdings and Max Insurance Europe since June 2003, a director of Max Re Diversified since October 2001, a director of Max Re Managers since January 2001 and a director of Max Re Europe since April 2000. From 1994 to 1999, Mr. Hynes held various senior management positions at RenaissanceRe Holdings, Ltd. (NYSE: RNR), a Bermuda reinsurer and insurer that he co-founded, and its subsidiaries. For RenaissanceRe Holdings, Ltd., Mr. Hynes acted as Executive Vice President – Primary Operations from 1997 to 1999 and Senior Vice President and Chief Financial Officer from 1994 to 1997. Prior to joining RenaissanceRe Holdings, Ltd., Mr. Hynes held various positions at Hartford Steam Boiler Inspection and Insurance Co., a Connecticut insurance company, from 1983 to 1994, including the position of Senior Vice President and Chief Financial Officer from 1992 to 1994. From 1978 to 1983, he held various positions at Aetna Life and Casualty Company. Mr. Hynes has served as a director of DaVinciRe Holdings Ltd. since 2001 and as a director of CRM Holdings Ltd. (NASDAQ: CRMH) since November 2005. In addition, Mr. Hynes holds the professional designation of CFA.

Composition, Meetings and Committees of the Board of Directors

Our board of directors currently has 11 members, the majority of whom the Board has affirmatively determined, by resolution of the board of directors as a whole, are not officers or employees of Max Re Capital or its subsidiaries or individuals having a relationship that, in our board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and are therefore considered “independent” in accordance with Nasdaq Global Select Market listing standards. The directors and director nominee that our board has determined to be independent in accordance with the foregoing standards are Messrs. Connell, Cheesbrough, Heyman, King, Kronenberg, Skala, Torsiello and Zech. The board has established five committees consisting of the Audit and Risk Management Committee, which we refer to as the ARMC; Compensation Committee; Executive Committee; Finance and Investment Committee; and Nominating and Corporate Governance Committee. The Board has adopted a charter for each of its committees, which are posted on our website at www.maxre.bm. The current members of the committees are identified in the table below:

Director	Audit and Risk Management Committee	Compensation Committee	Executive Committee	Finance and Investment Committee	Nominating and Corporate Governance Committee
Zack H. Bacon III			X	X
John R. Barber				X (Chairman)
W. Marston Becker			X (Chairman)
K. Bruce Connell	X
William H. Heyman	X (Chairman)		X
Willis T. King, Jr.		X (Chairman)			X
William Kronenberg III	X
Peter A. Minton				X
Steven M. Skala		X			X
Mario P. Torsiello	X	X
James L. Zech	X				X (Chairman)

Meetings

The board and its committees held the following number of meetings during the fiscal year ended December 31, 2006:

Board of Directors	7
Audit and Risk Management Committee	9
Compensation Committee	5
Executive Committee	0
Finance and Investment Committee	4
Nominating and Corporate Governance Committee	3

Each of our directors attended in person, or by telephone from outside of the United States, at least 75% of the total number of meetings of the board and any committee on which he served, except for Mr. Laurence Cheng who attended only one of the two board meetings held in 2006 prior to his resignation from the board. It is our policy that directors are expected to attend the annual general meeting of shareholders in the absence of a scheduling conflict or other valid reason. All of the directors then in office attended in person, or by telephone from outside of the United States, the 2006 annual general meeting of shareholders held on September 18, 2006.

Audit and Risk Management Committee

The ARMC is composed entirely of non-management directors, each of whom the board has determined is independent in accordance with Nasdaq Global Select Market listing standards and applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. The ARMC is governed by a written charter approved by our board. The primary purpose of the ARMC is to assist the board in fulfilling its responsibilities to oversee the participation of management in our financial reporting process and the role and responsibilities of our independent auditors. The ARMC is responsible for, among other things: (i) monitoring the integrity of the our financial statements; (ii) assessing our independent auditor’s qualifications, performance and independence, and in connection therewith, has the sole authority to appoint or replace our independent auditors; (iii) reviewing our internal audit process, including our internal controls and accounting systems; and (iv) overseeing our compliance with legal and regulatory requirements. Each of Messrs. Kronenberg, Torsiello and Zech have been designated as an “audit committee financial expert” as defined in Section 407 of the Sarbanes-Oxley Act of 2002.

Compensation Committee

Each of the directors comprising our Compensation Committee has been determined by the board as independent in accordance with Nasdaq Global Select Market listing standards. The Compensation Committee discharges the board’s responsibilities relating to the compensation of our chief executive officer, reviews and approves compensation of our other executive officers, administers our equity-based compensation plans and reviews the disclosures in Compensation Discussion and Analysis and the annual compensation committee report for inclusion in the proxy statement. Under our 2000 Stock Incentive Plan, as amended, which we refer to as the Incentive Plan, our Compensation Committee has the authority to grant Awards (as defined in the Incentive Plan to include options, restricted shares, restricted share units, share purchases, share awards or any other awards based on the value of our common shares). It also reviews and approves contractual employment and compensation arrangements with executive officers and other members of senior management and oversees the administration of our employee benefits and benefit plans. The charter of the Compensation Committee, as amended and restated as of February 9, 2007, is attached hereto as Annex A.

Executive Committee

Subject to certain limitations as set forth in the Executive Committee’s charter, during the intervals between meetings of our board, the Executive Committee may exercise the powers of the board to act upon any matters that, in the opinion of the chairman of the board, should not be postponed until the next scheduled meeting of the board.

Finance and Investment Committee

The Finance and Investment Committee oversees our board’s responsibilities relating to our financial affairs and makes recommendations to the board in connection with our investment guidelines, investment asset allocations and financing activities. In addition, the Finance and Investment Committee reviews and makes recommendations regarding our dividend policy, share repurchase program, capital expenditure budgets and corporate acquisitions, divestitures and joint ventures.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed entirely of non-management directors, each of whom our board has determined is independent in accordance with Nasdaq Global Select Market listing standards. The Nominating and Corporate Governance Committee proposes to our board for proposal to shareholders a slate of director nominees in connection with the election of directors. It also advises our board with respect to board procedures and committees, evaluates and makes recommendations with respect to the compensation of directors, oversees the evaluation of the board and develops, recommends and reviews our corporate governance guidelines.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders. Any shareholder wishing to nominate a candidate for director at a shareholders’ meeting must submit a proposal as described under “Additional Information–Shareholder Proposals for Annual Meeting of Shareholders in 2008” and furnish certain information about the proposed nominee. Candidates must have a minimum of 10 years of executive level experience, but otherwise there are no minimum requirements for committee recommended nominees. The Nominating and Corporate Governance Committee’s goal is to recommend individuals that have high ethical standards combined with the experience and expertise that, when added to the experience and expertise of the other members of our board, will result in the board as a whole having experience and expertise in the various areas within which our board is called to operate. The shareholder submission should be addressed to the Secretary of Max Re Capital at the address that appears on the first page of this Proxy Statement. In 2006, the Nominating and Corporate Governance Committee retained an independent search firm to assist the committee in identifying qualified individuals as potential future director nominees.

Additional Committee Members

Additional committee members may be added from time to time. The composition of any or all committees may change, subject to the results of elections of directors at shareholders’ meetings or for other reasons. Additionally, we may from time to time form other committees as circumstances warrant. Such committees will have the authorities and responsibilities as delegated by our board.

Shareholder Communications

Max Re Capital has adopted a formal process by which shareholders may communicate directly to directors, in which any communication sent to a director or directors in care of the Secretary of Max Re Capital is forwarded to the specified director or directors. There is no screening process, other than to confirm that the sender is a shareholder, and all shareholder communications that are received by the Secretary of Max Re Capital for the attention of a director or directors are forwarded to the director or directors, with a copy to the chairman of the ARMC.

Security Ownership of Certain Beneficial Owners, Officers and Directors

The following table sets forth information as of February 28, 2007 with respect to the beneficial ownership, as defined in Rule 13(d) under the Exchange Act, of our common shares and the applicable voting rights attached to such share ownership in accordance with our bye-laws by (i) each person known by us to beneficially own, as defined in Rule 13d-3 under the Exchange Act, 5% or more of our outstanding common shares; (ii) each director and nominee for director; (iii) each named executive officer

(as defined below under “Compensation Discussion and Analysis”); and (iv) all executive officers, directors and director nominees as a group. As of February 28, 2007, there were [60,830,898] common shares issued and outstanding. For purposes of the following table and the footnotes thereto, the term “currently exercisable” means exercisable as of February 28, 2007 or within 60 days following such date.

Name and Address of Beneficial Owner (1)	Number of Common Shares		Percent of Class (2)
Capital Z Investments, L.P. (“Cap Z”) 54 Thompson Street New York, NY 10012 USA	[5,539,058	] (3)	[ ]%

FRM Corp. (“FRM”) 82 Devonshire Street Boston, MA 02109 USA	5,147,999	(4)	[8.5]%

Louis Moore Bacon Moore Holdings, LLC (“Moore Holdings”)d 1251 Avenue of the Americas, 53rd Floor New York, NY 10020 USA	11,078,119	(5)	[ ]%

Entities affiliated with Moore Capital Management, LLC (other than Moore Holdings, LLC) 1251 Avenue of the Americas, 53rd Floor New York, NY 10020 USA	2,333,334	(6)	[ ]%

T. Rowe Price Associates, Inc. (“Price Associates”) 100 East Pratt Street Baltimore, MD 21202 USA	3,199,200	(7)	[5.3]%

W. Marston Becker	167,004	(8)	[ ]%
Robert J. Cooney	1,509,723	(9)	[ ]%
Angelo Guagliano	176,000	(10)	[ ]%
Keith S. Hynes	622,652	(11)	[ ]%
Peter A. Minton	373,985	(12)	[ ]%
Joseph W. Roberts	29,590	(13)
Zack H. Bacon III	200,000	(14)	[ ]%
John R. Barber	0		[ ]%
Gordon F. Cheesbrough	0
K. Bruce Connell	4,000	(15)
William H. Heyman	15,453	(16)	[ ]%
Willis T. King, Jr.	57,333	(17)	[ ]%
William Kronenberg III	194,333	(18)	[ ]%
Steven M. Skala	43,999	(19)	[ ]%
Mario P. Torsiello	57,333	(20)	[ ]%
James L. Zech	42,333	(21)	[ ]%
All directors, nominees and executive officers, as a group (20 persons)	3,664,003	(22)	[ ]%

*	Less than 1%

1.	Unless otherwise stated, the address for each beneficial owner is c/o Max Re Capital Ltd., Max Re House, 2 Front Street, Hamilton HM 11, Bermuda.

2.	Computed on the basis of [60,830,898] shares outstanding as of February 28, 2007, plus the number of options exercisable within 60 days thereafter. Our bye-laws reduce the total voting power of any U.S. shareholder owning, directly or indirectly, beneficially or otherwise, as described in our bye-laws, 9.5% or more of the common shares to less than 9.5% of the total voting power of our capital stock unless otherwise waived at the discretion of the board of directors. As a result of the application of our bye-laws, the combined voting power of Moore Holdings, together with its affiliates, Moore Global Investments, Ltd. and Remington Investment Strategies, L.P., which we refer to collectively as the Moore Group, respectively, is now limited to less than 9.5%, which results in the increase of the voting power of other shareholders. Pursuant to our bye-laws, the voting power of other shareholders, in aggregate, is increased by the same number of votes held by the Moore Group that are subject to the voting limitation. Such increase applies to each of the other shareholders in proportion to its voting power as determined on any applicable record date, provided that such increase will be limited to the extent necessary to avoid causing any U.S. shareholder to have 9.5% or more voting power. Our bye-laws also limit to less than 9.5% the percentage of our common shares that may be owned by any person, unless otherwise waived by the board of directors. The board of directors has waived this ownership limitation with respect to the Moore Group.

3.	Includes warrants to acquire 2,205,725 common shares. Capital Z Investment Management, L.P., a Bermuda limited partnership, is the general partner of Cap Z and exercises voting and investment power with respect to Cap Z’s portfolio assets. As the general partner of Capital Z Investment Management, L.P., Capital Z Investment Management, Ltd., a Bermuda limited liability company, exercises voting and investment power with respect to Cap Z’s portfolio assets at the direction of the investment committee of Capital Z Investment Management, Ltd. Mr. Cheng is a member of the investment committee of Capital Z Investment Management, L.P. Mr. Cheng, a former director of our company who resigned in June 2006 and an officer and director of the ultimate general partner of Cap Z and the management company of Cap Z, has a beneficial interest in 4,256 common shares owned by Cap Z through his investment in Capital Z Management, L.P.

4.	FRM’s beneficial ownership of common shares is based solely on a Form 13G filed by FRM on February 14, 2007.

5.	Includes warrants to acquire 4,411,452 common shares beneficially owned by Moore Holdings. Does not include

1,666,667 common shares beneficially owned by Moore Global Investments, Ltd., which we refer to as MGI, or 666,667 common shares beneficially owned by Remington Investment Strategies, L.P., which we refer to as Remington. Does not include 235,333 common shares owned by family members of Mr. Louis Bacon including 200,000 common shares owned by Mr. Zack Bacon, his brother. Mr. Louis Bacon, as the controlling member of Moore Holdings, may be deemed to beneficially own the common shares and warrants to acquire common shares beneficially owned by Moore Holdings.

6.	Consists of 1,666,667 common shares held of record or beneficially by MGI and 666,667 common shares held of record or beneficially by Remington. Moore Capital exercises voting and investment power with respect to portfolio assets held for the account of MGI. Moore Capital Advisors, L.L.C. is the sole general partner of Remington. Mr. Louis Bacon is the majority shareholder of Moore Capital and is the majority equity holder of Moore Capital Advisors, L.L.C. As a result, Mr. Bacon may be deemed to be the beneficial owner of the aggregate shares held of record or beneficially by MGI and Remington. Does not include 6,666,667 common shares or warrants to acquire 4,411,452 common shares beneficially owned by Moore Holdings as described in footnote 5.

7.	Price Associates’ beneficial ownership of our common shares is based solely on a Form 13G filed by Price Associates on February 14, 2007. These common shares are owned by various individual and institutional investors including T. Rowe Price Mutual Funds, which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the common shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of these common shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such common shares.

8.	Includes 50,004 common shares owned by Mr. Becker and 2,000 common shares owned by the Becker Family Limited Partnership, of which Mr. Becker is a controlling partner. Includes 115,000 common shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include (i) 220,000 common shares issuable upon the exercise of options under the Incentive Plan that are not currently exercisable and (ii) 70,666 restricted common shares issued under the Incentive Plan that remain subject to vesting provisions.

9.	Mr. Cooney, the former Chief Executive Officer and director of Max Re Capital, resigned from Max Re Capital effective October 29, 2006. Includes (i) warrants that are currently exercisable to acquire 882,281 common shares and (ii) 200,279 common shares owned by Yenooc Ltd. as to which Mr. Cooney, as sole director, claims beneficial ownership.

10.	Includes 95,980 common shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include 125,136 restricted common shares issued under the Incentive Plan that remain subject to vesting provisions.

11.	Includes (i) warrants that are currently exercisable to acquire 186,652 common shares and (ii) 116,819 common shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include 35,000 restricted common shares issued under the Incentive Plan that remain subject to vesting provisions.

12.	Includes (i) warrants that are currently exercisable to acquire 116,652 common shares and (ii) 110,000 common shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include 141,182 restricted common shares issued under the Incentive Plan that remain subject to vesting provisions.

13.	Includes 12,090 common shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include 72,699 restricted common shares issued under the Incentive Plan that remain subject to vesting provisions.

14.	200,000 common shares beneficially owned by Mr. Zack Bacon have been pledged to HSBC Bank USA pursuant to that certain Pledge and Hypothecation Agreement dated March 12, 2002. Mr. Bacon disclaims any beneficial interest in the common shares beneficially owned by Mr. Louis Bacon, Moore Holdings and entities affiliated with Moore Capital. Does not include 4,000 restricted common shares issued under the Incentive Plan that remain subject to vesting provisions.

15.	Consists of 4,000 shares owned by Mr. Connell’s wife.

16.	Includes 1,333 common shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include (i) 667 common shares issuable upon the exercise of options under the Incentive Plan that are not currently exercisable and (ii) 4,000 restricted common shares issued under the Incentive Plan that remain subject to vesting provisions. Does not include 1,058,833 common shares beneficially owned by a subsidiary of The Travelers Companies, Inc., as to which Mr. Heyman, as an affiliate thereof, disclaims any beneficial interest.

17.	Includes 17,333 common shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include (i) 667 common shares issuable upon the exercise of options under the Incentive Plan that are not currently exercisable and (ii) 4,000 restricted common shares issued under the Incentive Plan that remain subject to vesting restrictions.

18.	Does not include 2,000 restricted common shares issued under the Incentive Plan that remain subject to vesting restrictions.

19.	Includes 26,666 common shares beneficially owned by Stockmoor Pty. Ltd., as to which Mr. Skala has a beneficial interest as the sole director thereof and as a beneficiary of a trust, the trustee of which is a shareholder in the ultimate holding company of Stockmoor Pty. Ltd. Includes 17,333 common shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include (i) 667 common shares issuable upon the exercise of options under the Incentive Plan that are not currently exercisable and (ii) 4,000 restricted common shares issued under the Incentive Plan that remain subject to vesting provisions.

20.	Includes 17,333 common shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include (i) 667 common shares issuable upon the exercise of options under the Incentive Plan that are not currently exercisable and (ii) 4,000 restricted common shares issued under the Incentive Plan that remain subject to vesting provisions.

21.	Includes 17,333 common shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include (i) 667 common shares issuable upon the exercise of options under the Incentive Plan that are not currently exercisable and (ii) 4,000 restricted common shares issued under the Incentive Plan that remain subject to vesting provisions. Also does not include (A) 1,010,000 common shares owned by High Ridge Capital Partners II, L.P., to which Mr. Zech, as a partner thereof, disclaims any beneficial interest and (B) 624,550 common shares owned by funds managed by Northaven Management, Inc.

22.	Includes (i) warrants that are currently exercisable to acquire 1,237,585 common shares and (ii) options to acquire 574,619 common shares that are currently exercisable. Does not include (A) options to acquire 223,335 common shares that are not currently exercisable and (B) 528,257 restricted common shares issued under the Incentive Plan that remain subject to vesting provisions.

Certain Relationships and Related Transactions

Policies and Procedures Dealing with the Review, Approval and Ratification of Related Party Transactions

In 2003, the ARMC adopted a policy, which was approved by the board of directors, for the review, approval and ratification of transactions with related persons. The policy covers related party transactions between us and any of our executive officers and directors or their affiliates. Related party transactions covered by this policy are considered by the ARMC. Subsequent to the adoption of the policy above, we have followed this policy regarding all reportable related party transactions.

Described below are transactions we have entered into with parties that are related to us. We believe that each of the transactions described below was on terms no less favorable to us than we could have obtained from unrelated parties.

Transactions and Relationships with Directors and their Affiliates

Alstra, an affiliate of Mr. Bacon, has served as fund of funds advisor for Max Re Diversified since April 1, 2004. Prior to October 1, 2005, Alstra was a subsidiary of Moore Capital, an affiliate of one of our significant shareholders. As of October 1, 2005, the senior management team of Alstra became the majority shareholders of Alstra. Mr. Bacon is a member of the Finance and Investment Committee of our board of directors, which is responsible for, among other things, making recommendations to the board of directors regarding the selection of investment managers and custodians for our investable assets. Mr. Bacon may have interests that are different from, or in addition to, our interests.

For the year ended December 31, 2006, Alstra received $8.9 million in fees as the fund of funds advisor for Max Re Diversified. Max Re Diversified pays Alstra a fee of 70 basis points plus 7.5% of the return in excess of a 10% threshold on the net asset value of funds in which Max Re Diversified is invested. Max Re Diversified had approximately $48.0 million invested in funds managed directly by Moore Capital or its affiliates and approximately $1,015 million invested in other funds as of December 31, 2006. Moore Capital received aggregate management and incentive fees of $3.4 million respect of Max Re Diversified’s assets invested in underlying funds managed by Moore Capital or its affiliates for the year ended December 31, 2006.

Mr. Laurence W. Cheng, a former director of our company who resigned in June 2006, is an officer and director of the ultimate general partner of Cap Z, one of our principal shareholders.

Since May 2005, Mr. Heyman, a director of our company, has been Vice Chairman and Chief Investment Officer of The Travelers Companies, Inc. (formerly The St. Paul Travelers Companies), and from May 2002 he was Executive Vice President and Chief Investment Officer. A subsidiary of The Travelers Companies, Inc. is one of our shareholders and a portion of our directors and officers’ liability insurance was underwritten by The Travelers Companies, Inc. from our company’s inception through August 2006. We paid all premiums for the final coverage period under the policy in 2005 and paid no premiums for such insurance in 2006.

Mr. Zech, a director of our company, currently serves as a principal of High Ridge, an affiliate of High Ridge Capital Partners II, L.P., one of our shareholders, and is an employee of Northaven Management Inc. and a member of Northaven Associates, LLC, the manager and general partner, respectively, of four of our shareholders.

Mr. Barber, a director of our company, serves as Managing Partner of Citigroup Private Equity, a division of Citigroup Investments Inc., an affiliate of Citibank, N.A. Citibank, N.A. participates in our syndicated $600 million credit facility. Citibank, N.A. has committed $107.5 million to the facility.

As an insurer and reinsurer with clients worldwide, in the ordinary course of business, we may insure and reinsure affiliates of our directors.

Transactions with Bayerische Hypo- und Vereinsbank AG and Grand Central Re

Mr. Robert J. Cooney, our former Chief Executive Officer and director who resigned effective October 29, 2006, was a member of the board of directors of Grand Central Re. For services under the insurance management agreement between Max Re Managers and Grand Central Re, Max Re Managers received fees of $0.8 million in the year ended December 31, 2006.

Max Re entered into a quota share retrocession agreement with Grand Central Re, effective as of January 1, 2002, that requires each of Max Re and Grand Central Re to retrocede a portion of their respective gross premiums written from certain transactions to the other party in order to participate on a co-insurance basis. Max Re also entered into an aggregate stop loss contract with Grand Central Re, effective January 1, 2003, whereby Grand Central Re provides aggregate reinsurance protection to Max Re on one of its underlying reinsurance contracts. Effective January 1, 2004, the quota share arrangement with Grand Central was amended to suspend new business. In December 2004, Grand Central Re applied to the Bermuda Monetary Authority to change its status from a Class 4 composite insurer to a Class 3 composite insurer and currently has no plans to continue business.

In November 2002, our joint venture partner in Grand Central Re, Bayerische Hypo -und Vereinsbank AG, entered into a $100 million letter of credit facility with us, which was reduced to $50 million in January 2004. This letter of credit facility was terminated effective December 31, 2006.

Shareholders’ Agreement and Registration Rights

Each of our private placement shareholders is a party to a shareholders’ agreement dated as of December 22, 1999. Under the shareholders’ agreement, among other things, each of Moore Holdings and Cap Z is entitled to require us to register our common shares under the Securities Act of 1933. These investors will be permitted to demand up to three registrations on Form S-1, or similar long-form registrations, and an unlimited number of demand registrations under Forms S-2 or S-3, or similar short-form registrations, provided that we will not be required to effect more than two demand registrations in any 12-month period. In addition, each long-form registration must have an aggregate offering price of at least $50 million, which amount includes the aggregate offering price of common shares included in such registration by any other shareholders. Certain private placement shareholders also have unlimited piggyback rights to include their shares in registration statements covering shares to be offered by Max Re Capital or other shareholders, subject to cutbacks as further described in the shareholders’ agreement. The exercise of demand and piggyback rights are subject to such other limitations and conditions as are customary in registration rights agreements.

Ownership and Voting Limitations

Pursuant to Max Re Capital’s bye-laws, less than 9.5% of the common shares may be owned by any person, which we refer to as the Ownership Limitation, or voted by any U.S. shareholder, which we refer to as the Voting Limitation, unless otherwise waived by our board of directors.

The board of directors has waived the Ownership Limitation with respect to two of its principal shareholders, Cap Z and the Moore Group. Pursuant to the Voting Limitation, however, the voting power of each of Cap Z and the Moore Group is limited to less than 9.5%.

Compensation Discussion and Analysis

Our compensation program consists of the following three components:

•	base salary;

•	bonuses; and

•	equity awards under our Incentive Plan.

We use short-term compensation comprised of base salary and annual cash bonuses along with long-term compensation comprised of equity awards, including stock options and restricted shares, in order to attract, retain and motivate the key individuals necessary to lead us to achieve our strategic objective of increased shareholder value over the long-term, reflecting our belief that executive compensation should seek to align the interests of our executives with those of our shareholders.

Our named executive officers consist of the following individuals: (i) W. Marston Becker, our Chief Executive Officer; (ii) Keith S. Hynes, our Chief Financial Officer; (iii) Peter A. Minton, Angelo Guagliano and Joseph W. Roberts, our three most highly compensated executive officers, other than Messrs. Becker and Hynes, who served as executive officers at the end of the last fiscal year; and (iv) Robert J. Cooney, our former President and Chief Executive Officer who resigned effective October 29, 2006. On February 10, 2007, we announced that Mr. Hynes will retire as Executive Vice President and Chief Financial Officer, effective March 31, 2007. On that date, Mr. Roberts will become our Executive Vice President and Chief Financial Officer.

We compensate Messrs. Becker, Hynes, Minton, Guagliano and Roberts according to the terms of their respective employment agreements. We plan to enter into new employment agreements with each of Messrs. Minton, Guagliano and Roberts pursuant to which they will be compensated going forward.

Until his resignation effective October 29, 2006, Mr. Cooney was compensated pursuant to the terms of an amended and restated employment agreement we entered into with him on August 1, 2004. Mr. Cooney currently receives payments pursuant to the terms of the separation agreement we entered into with him on December 18, 2006. Beginning March 31, 2007, Mr. Hynes will be compensated according to the terms of a retirement and separation agreement we entered into with him in March 2007.

Our Compensation Committee reviews all recommendations made with respect to discretionary compensation and approves all discretionary compensation decisions for our named executive officers. Members of senior management (including our named executive officers) provide information to the Compensation Committee with respect to individual and departmental performance to assist the Compensation Committee in its analysis and evaluation of the named executive officers. The competitiveness of our compensation packages is evaluated against other Bermuda and U.S. companies with which we compete, with adjustments where appropriate to reflect our offshore location. In 2004, our Compensation Committee retained an independent consulting firm to evaluate the competitiveness of our executive compensation policies and programs in order that we may continue to attract and retain highly skilled and qualified management. No member of our Compensation Committee has ever served as one of our officers or employees.

Base Salary. We use base salary to recognize the experience, skills, knowledge, roles and responsibilities of our employees and executive officers. When establishing the 2006 base salaries of our named executive officers, our Compensation Committee considered a number of factors, including:

•	individual responsibilities and performance expectations;

•	market salary rates;

•	the seniority of the individual;

•	cost of living factors;

•	the individual’s years of applicable experience;

•	the functional role of the position;

•	our ability to replace the individual; and

•	the limited number of well-qualified candidates available in or willing to relocate to Bermuda.

Base salaries, along with other components of total compensation, are reviewed by our Compensation Committee at least annually. The leading factor in determining increases in base salary level is the employment market in Bermuda for senior executives of insurance and reinsurance companies. We expect the salaries of our named executive officers to stay relatively constant, increasing when the insurance and reinsurance market moves or when a named executive officer assumes a larger role.

Bonuses. We use bonuses to reward individual, departmental and company performance. The employment agreements for Messrs. Becker, Hynes, Minton, Guagliano and Roberts provide guidelines for their annual bonus by specifying minimum, target and maximum bonus amounts, expressed as a percentage of base salary. Mr. Becker’s employment agreement specifies a target bonus at 100% base salary with a range from 0% through 250%. Mr. Hynes’ employment agreement specifies a target bonus at 75% of base salary with a range from 0% through 150%. The employment agreements for each of Messrs. Minton, Guagliano and Roberts specify target bonuses at 75% of base salary with a range from 0% through 150%. Due to his resignation effective October 29, 2006, Mr. Cooney did not receive bonus compensation for 2006.

An individual’s bonus award is discretionary and is determined by the Compensation Committee taking into account the following components: company performance, department performance and individual performance. Our Compensation Committee measures company performance based on a two-tiered analysis of (i) our financial performance against targets established by our Compensation Committee and (ii) our financial performance as compared to that of peer companies selected by the Compensation Committee and reviewed annually.

The financial metrics evaluated by the Compensation Committee in measuring company performance include return on equity, combined ratio, revenue growth, expense ratio and share performance. Upon completion of the fiscal year, the Compensation Committee assesses our performance for each of the financial metrics by comparing the actual year results against both our performance targets and results of peer companies. This assessment is used to compute a company score and, subject to net income limitations, determine the available pool for bonus awards.

The bonus pool is allocated across departments according to scores reflecting realization of departmental-level goals and objectives. For our underwriting departments, the chief determinants of these scores are profitability and return on utilized capital. Performance for our underwriting units is assessed on a rolling three-year period in addition to prior year results. The scores assigned to our non-underwriting departments reflect the functions or responsibilities of the department and often involve more subjective determinations.

Executive officers are also assigned a score based on individual performance during the year with an emphasis on identifying and rewarding those personal qualities and characteristics relevant to the individual’s job performance and key corporate goals. In 2006, one of the factors considered by the Compensation Committee was an individual’s involvement and contribution with respect to the restatement of our financial statements for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 and the quarters ended March 31, 2006 and June 30, 2006.

The scores derived from corporate results, departmental results and individual performance assessments are utilized to determine the actual bonus level for eligible individuals. Our Compensation Committee makes the final determination and adjusts the weight of scores as appropriate to reflect the executive’s position in our organization.

Bonuses awarded to our named executive officers are allocated between cash and equity compensation. Typically, equity compensation will comprise at least 50% of the named executive officer’s bonus award.

Incentive Plan Awards. The Incentive Plan was approved by our shareholders at the annual meeting in 2000 and amendments to the Incentive Plan were approved by our shareholders at each of the annual meetings in 2002 and 2005. In general, at employment inception we have historically granted our employees, including our named executive officers, equity awards under our Incentive Plan in the form of stock options that vest ratably over specified periods. Certain option awards incorporate a reload feature whereby if a named executive officer pays the exercise price of the option by tendering common shares rather than cash, the named executive officer is automatically granted new stock options to purchase common shares in the amount that was used pay the exercise price of the original reload award and all successive reload awards. We selected stock option awards principally because we recognize that many of our new employees leave behind stock options at their former employers and seek to be made whole by us. After commencement of the employment relationship and going forward, our Compensation Committee anticipates expanded use of restricted share awards as opposed to stock options. Recent changes in the accounting treatment for stock options as a result of Statement of Financial Accounting Standards No. 123(R) have made granting of stock option less attractive. Furthermore, our Compensation Committee believes that restricted shares provide an equally motivating form of incentive compensation while serving to better align the interests of our shareholders and management.

The initial equity grants to Messrs. Hynes, Minton and Cooney consisted of warrants instead of stock options. The warrants were issued as an incentive to the named executive officers to join us while we were a development stage company and were granted on terms similar to those applicable to our initial investors.

Subject to mandatory provisions in the Incentive Plan, the terms and conditions of a stock option award, including the expiration, purchase price, vesting schedule and treatment of unvested options at employment termination, are determined by the Compensation Committee at the time the award is made and such provisions are incorporated into the award agreement. Likewise for restricted shares, the award agreement delineates material terms such as the restricted period, vesting schedule and treatment of unvested restricted shares at employment termination. We have in some circumstances granted restricted share awards that are partially vested on the date of grant or shortly thereafter as an added inducement for highly qualified individuals. Upon a change in control, all options granted under the Incentive Plan become vested and exercisable in full and all restrictions on restricted share awards granted under the Incentive Plan automatically lapse.

The Incentive Plan also permits share purchase awards and share awards. A share purchase award permits the eligible individual to purchase our common shares at a price above, equal to or below the fair market value of the shares at the time of grant. Subject to such performance and employment conditions as our Compensation Committee may determine, awards of our common shares or awards based on the value of our common shares may be granted either alone or in addition to other awards granted under the Incentive Plan.

Compensation Mix and Other Compensation

We allocate compensation between long-term and currently paid compensation to ensure adequate base compensation to attract and retain qualified personnel, while providing incentives to maximize long-term value for our company and our shareholders. We provide cash compensation in the form of base salary to meet competitive salary norms and reward good performance on an annual basis and in the form of bonus compensation to reward superior performance against specific short-term goals. We provide non-cash compensation to reward superior performance against specific objectives and long-term strategic goals and to align the long-term interests of management with those of our shareholders.

Messrs. Becker, Hynes, Minton, Guagliano and Roberts are currently parties to employment agreements (and in the case of Mr. Cooney, both a separation agreement and an employment agreement). Mr. Hynes is also party to a retirement and separation agreement effective March 31, 2007. The employment agreements and separation agreements, as applicable, establish the parameters for the mix of short-term, long-term, cash and non-cash compensation for our named executive officers.

In addition, we provide our named executive officers with an automobile allowance, reimbursement for country club dues, housing allowance and participation in life insurance, health, disability and major medical insurance plans, and such other employee benefit plans and programs and perquisites as we may from time to time maintain for the benefit of our employees. While we currently intend to maintain our current benefits and perquisites for our named executive officers, our Compensation Committee may revise, amend or add to these benefit programs at its discretion.

Section 162(m) Disclosure

We are not a U.S. taxpayer. Therefore, our Compensation Committee does not consider Section 162(m) of the Internal Revenue Code of 1986, as amended, hereafter referred to as the Code (which generally disallows a tax deduction to public companies for annual compensation over $1 million paid to the chief executive officer or any of the four other most highly compensated executive officers) in determining how our named executive officers are compensated.

Common Share Ownership Guidelines

We believe that broad-based share ownership by our employees, including our named executive officers, is the most effective method to deliver superior shareholder returns by increasing the alignment between the interests of our employees and our shareholders. We do not, however, have a formal requirement for share ownership by any group of employees.

Change in Control and Severance

Upon termination of employment or a change in control, the named executive officers may receive (i) accelerated vesting of awards granted under the Incentive Plan and/or (ii) severance payments under the circumstances described below.

Under the Incentive Plan, upon a change in control, all options automatically vest and become exercisable in full and all restrictions on any share awards, restricted shares, or restricted share units automatically lapse. These change in control provisions reflect our belief that our executive officers and other employees who have built us into a successful enterprise should be protected in the event of a change in control. Further, we believe that the interests of shareholders will be best served if the interests of our executive officers are aligned with shareholders, and providing change in control benefits should eliminate, or at least reduce, any potential reluctance of our executive officers to pursue potential change in control transactions that may be in the best interests of shareholders. For more details on these provisions, please see “Potential Payments upon Termination or Change in Control.”

Upon termination of employment, certain of our named executive officers are eligible to receive severance payments which, depending upon the circumstances surrounding termination and the terms of the applicable employment agreement, may include:

•	a cash payment keyed to a multiple of the named executive officer’s contractually stated base salary or actual base salary at the time of termination; and

•

a pro-rated target bonus for the year of termination (as determined in the good faith opinion of our Compensation Committee based on the relative achievement of performance targets through the termination date).

Our severance obligations are designed to be competitive with the amounts payable to executives in similar positions at similar companies. Termination payments to a named executive officer with an employment agreement are made within the time period specified in the respective employment agreement and may be contingent upon the named executive officer’s continued compliance with the restrictive covenants contained within the agreement and the execution of a release of claims.

Summary Compensation Table

The following Summary Compensation Table summarizes the total compensation awarded to our named executive officers in 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Share Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
W. Marston Becker, Chairman and Chief Executive Officer	2006	102,404(5)	185,000	828,541(6)	839,539(7)	0	0	111,574(8)	2,067,057
Keith S. Hynes, Executive Vice President and Chief Financial Officer(9)	2006	425,000	50,000	509,769	0	0	0	292,116(10)	1,276,884
Peter A. Minton, Executive Vice President and Chief Operating Officer	2006	475,000	500,000	1,277,121	0	0	0	309,945(11)	2,562,065
Angelo Guagliano, Executive Vice President, Chief Underwriting Officer of Max Re	2006	408,333	625,000	646,810	131,219	0	0	294,388(12)	2,105,750
Joseph W. Roberts, Executive Vice President and Controller	2006	240,000	325,000	277,378	34,471	0	0	163,274(13)	1,040,123
Robert J. Cooney, Former Chairman, President and Chief Executive Officer(14)	2006	583,333(15)	0	2,169,433(16)	0	0	0	376,489(17)	3,129,255

(1)	In addition to the cash bonus reflected in this column, the named executive officers also receive a portion of their 2006 bonus in the form of restricted shares granted in 2007. Accordingly, in February 2007, 123,437 restricted shares were granted to the named executive officers which will be expensed over a three year vesting period commencing in February 2007.
(2)	All share awards were granted under our Incentive Plan. We account for the Incentive Plan under SFAS No. 123R “Share Based Payments.” The value reported under “Share Awards” is the amount we expensed during 2006 for each named executive officer’s share award. All share awards are expensed ratably over their three year vesting period and thus the amounts included in this column include expenses related to share awards issued in 2003, 2004, 2005 & 2006.
(3)	All stock options were granted under our Incentive Plan. We account for the Incentive Plan under SFAS No. 123R “Share Based Payments.” The value reported under “Option Awards” is the amount we expensed during 2006 for each named executive officer’s stock options.
(4)	Includes perquisites for housing allowance, partial tax gross-up allowance (which we refer to as “tax gross-up allowance”) for named executive officers who are U.S. citizens, car allowance, travel allowance, our contributions on behalf of the named executive officers to our defined contribution plans, financial planning and tax preparation costs, country club dues and costs related to family members accompanying named executive officers to one board of director’s meeting, as applicable.
(5)	Reflects salary paid for the period from November 13, 2006, the date on which Mr. Becker commenced employment with us, through December 31, 2006.

(6)	Includes the amount expensed in 2006 related to 2,000 restricted share awards granted in 2006 & 2,000 restricted share awards granted in 2005 in Mr. Becker’s capacity as a director.
(7)	Includes the amount expensed in 2006 related to 10,000 stock options granted to Mr. Becker in his role as a director.
(8)	Includes compensation Mr. Becker received as a director during 2006 of $68,500 comprising (i) board meeting fees of $14,500, committee meeting fees of $24,000 and (iii) retainer fees of $30,000 and consulting fees of $34,615.
(9)	On February 10, 2007, we announced that Mr. Hynes would be retiring effective March 31, 2007.
(10)	Includes a housing allowance of $120,000, tax gross up allowance of $82,866 and $42,500 that we contributed on behalf of Mr. Hynes to our defined contribution plans.
(11)	Includes a housing allowance of $120,000, tax gross up allowance of $82,866 and $47,500 that we contributed on behalf of Mr. Minton to our defined contribution plans.
(12)	Includes a housing allowance of $120,000, tax gross up allowance of $82,866 and $40,833 that we contributed on behalf of Mr. Guagliano to our defined contribution plans.
(13)	Includes a housing allowance of $102,000 and $40,833 that we contributed on behalf of Mr. Roberts to our defined contribution plans.
(14)	Mr. Cooney resigned his employment with us effective October 29, 2006.
(15)	Reflects salary paid for the period January 1, 2006 through October 29, 2006, the date of Mr. Cooney’s resignation.
(16)	As a result of Mr. Cooney’s resignation he forfeited 75,837 restricted shares with a value of $719,033.
(17)	Includes a housing allowance of $120,000, consulting fees of $140,333 and $58,333 that we contributed on behalf of Mr. Cooney to our defined contribution plans.

Grants of Plan Based Awards

Our Compensation Committee granted restricted shares and stock options under our Incentive Plan to our named executive officers in 2006. Set forth below is information regarding awards granted in 2006.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Share Awards: Number of Shares or Units (#)		All other Option Awards: Number of Shares Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Sh)(1)	Grant Date Fair Value of Share and Option Awards	Closing Price on the Grant Date
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
W. Marston Becker	9/19/06	9/18/06							2,000				47,800
	12/8/06	12/7/06					66,666		33,334				2,426,000
	12/8/06	12/7/06					216,666				108,334	24.49	2,320,500	24.51
Keith S. Hynes	2/16/06	2/10/06							20,000				506,000
Peter A. Minton	2/16/06	2/10/06							26,750				814,660
Angelo Guagliano	2/16/06	2/10/06							19,500				493,350
	10/31/06	10/27/06							50,000				1,164,000
	2/28/06	1/13/03							3,580	(2)		24.41	26,886	24.41
Joseph W. Roberts	2/16/06	2/10/06							12,000				303,600
	2/27/06	5/6/02							4,590	(2)		24.59	34,471	24.59
Robert J. Cooney	2/16/06	2/10/06							63,000				1,593,900

(1)	Pursuant to the terms of our Incentive Plan, the exercise price is the closing price on the day before the grant date.
(2)	This option award contains a reload provision.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying awards for each named executive officer in 2006.

Name	Option Awards					Share Awards
	Number of Shares Underlying Unexercised Options Exercisable (#)	Number of Shares Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
W. Marston Becker	6,667	3,333(2)		21.95	4/30/14	37,334(3)	926,630	66,666(4)	1,654,650
		108,334(5)	216,666(6)	24.49	12/8/16
Keith S. Hynes	140,000(7)			15.00	12/22/09
	240(7)			15.00	6/29/10
	2,245(7)			16.00	1/1/01
	32,000			16.00	1/1/11	65,000(8)	1,613,300
	4,167(7)			18.00	5/22/11
	30,000			16.00	8/13/11
	40,000(7)			16.00	8/17/11
	50,000			15.66	1/1/12
	4,819			26.56	1/1/11
Peter A. Minton	70,000(7)			15.00	3/31/10	153,950(9)	3,821,039
	240(7)			15.00	6/29/10
	2,245(7)			16.00	1/1/11
	30,000			16.00	1/1/11
	4,167(7)			18.00	5/22/11
	30,000			16.00	8/13/11
	40,000(7)			16.00	8/17/11
	50,000			15.66	1/1/12
Angelo Guagliano	72,400	20,000(10)		11.50	1/13/13	120,800(11)	2,998,256
	3,580			24.41	1/13/13
Joseph W. Roberts	7,500			15.05	5/6/12	36,000(12)	893,520
	4,590			24.59	5/6/12
Robert J. Cooney	90,000			16.00	1/29/07
	160,000			15.66	1/29/07
	397,227(7)			15.00	4/29/07
	228,109(7)			15.00	4/29/07
	864(7)			15.00	4/29/07
	8,081(7)			16.00	4/29/07
	15,000(7)			18.00	4/29/07
	233,000(7)			16.00	4/29/07

(1)	Assumes stock price of $24.82, the closing price on December 31, 2006.
(2)	These options will vest in May 2007.
(3)	33,334 of Mr. Becker’s restricted shares vested in January 2007. The remaining restricted shares will vest 2,000 in April 2008 and 2,000 in September 2009.
(4)	Subject to the attainment of performance goals, 33,333 of these restricted shares will vest in each of January 2008 and January 2009.
(5)	These options vested in January 2007.
(6)	Subject to the attainment of performance goals, 108,333 of these options will vest in each of January 2008 and January 2009.
(7)	These amounts relate to warrants outstanding.
(8)	30,000 of Mr. Hynes’ restricted shares vested in January 2007. The remainder of Mr. Hynes’ restricted shares will vest 15,000 in February 2008 and 20,000 in February 2009.
(9)	45,000 of Mr. Minton’s restricted shares vested in January 2007. The remainder of Mr. Minton’s restricted shares will vest 50,000 in July 2007, 32,200 in February 2008 and 26,750 in February 2009.
(10)	All options vested in January 2007.

(11)	28,500 of Mr. Guagliano’s restricted shares vested in January 2007. The remainder of Mr. Guagliano’s restricted shares will vest 22,800 in February 2008, 19,500 in February 2009 and 50,000 in October 2009.
(12)	12,000 of Mr. Roberts’ restricted shares vested in January 2007. The remainder of Mr. Roberts’ restricted shares will vest 12,000 in February 2008 and 12,000 in February 2009.

Option Exercises and Shares Vested

The following table summarizes information underlying each exercise of stock options or warrants or vesting of shares for each named executive officer in 2006.

Name	Option Awards		Share Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Marston Becker	0	0	0	0
Keith S. Hynes	0	0	21,000	556,710
Peter A. Minton	0	0	28,000	740,680
Angelo Guagliano	0	0	6,000	157,500
Joseph W. Roberts	0	0	5,500	145,805
Robert J. Cooney	0	0	264,163	6,227,124

Non-Qualified Deferred Compensation

The following table summarizes non-qualified deferred compensation earned by our named executive officers in 2006.

Name	Executive Contributions in 2006 ($)	Registrant Contributions in 2006 ($)	Aggregate Earnings in 2006 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/06 ($)
W. Marston Becker
Keith S. Hynes
Peter A. Minton
Angelo Guagliano
Joseph W. Roberts
Robert J. Cooney

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information

The following table provides information as of December 31, 2006 about our common shares that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of the board of directors under all of our existing equity compensation plans, including the Incentive Plan, each as amended.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,061,439(1)	18.14	2,141,390(2)
Equity compensation plans not approved by security holders	—	—	—
Total	4,061,439(1)	18.14	2,141,390(2)

(1)	Includes 2,551,333 common shares issuable upon the exercise of options that were outstanding under the Incentive Plan as of December 31, 2006. Also includes 1,510,106 common shares issuable upon the exercise of warrants granted in 1999, 2000 and 2001 to certain named executive officers and certain other employees pursuant to their respective employment agreements. The terms in the employment agreements providing for the granting of these warrants were approved by written shareholder resolution in December 1999.
(2)	Represents the difference between the number of securities issuable under the Incentive Plan (8,000,000) and the number of securities issued under the Incentive Plan as of December 31, 2006, 5,858,610, which consist of options to acquire 2,551,333 common shares (net of exercises of 678,753 and forfeitures of 20,400) as well as 2,608,124 restricted shares.

Employment Agreements

The following paragraphs summarize the employment agreements of our named executive officers.

W. Marston Becker. On October 30, 2006, we entered into a consulting agreement with Mr. Becker whereby he agreed to serve as our Chairman and acting Chief Executive Officer. Pursuant to the consulting agreement, Mr. Becker received monthly compensation of $75,000.

On December 8, 2006, we entered into an employment agreement with Mr. Becker under which he serves as our Chairman and Chief Executive Officer for a term that began on November 13, 2006 and ends on November 13, 2011. The employment agreement supersedes and terminates the October 30, 2006 consulting agreement. The employment agreement provides for an annual base salary of $750,000, subject to increase at the discretion of our Compensation Committee and an annual bonus targeted at 100% of base salary with a range of 0% to 250% of base salary. The employment agreement also provides for an award of 100,000 restricted shares and an award of 325,000 stock options. One-third of these awards vested on January 1, 2007 and the additional two-thirds vest over two years subject to the attainment of performance goals and Mr. Becker’s continued employment with us.

Mr. Becker was paid $102,404 base salary for 2006 and he was awarded a cash bonus for 2006 in the amount of $185,000. These numbers reflect Mr. Becker’s employment with us for only a portion of 2006.

Under the terms of his employment agreement, Mr. Becker also receives an automobile allowance of $1,000 per month, payment of country club dues not to exceed $1,000 per month, a housing allowance not to exceed $15,000 per month or, if more favorable to Mr. Becker, in the aggregate, the amount otherwise provided to our other senior executive officers (plus a gross-up to the extent and in the manner we provide to our other senior executive officers who are subject to U.S. income tax), and participation in pension, life insurance, health, disability and major medical insurance plans, and in such other employee benefit plans that may be established during the term of his employment. Mr. Becker also has access to a private plane as needed in accordance with company policy.

Mr. Becker is subject to one-year post-termination non-competition and non-solicitation restrictions in addition to perpetual confidentiality and non-disparagement requirements.

Keith S. Hynes. In December 1999, we entered into an employment agreement with Mr. Hynes having an initial four-year term with automatic one-year extensions. Mr. Hynes serves as our Executive Vice President and Chief Financial Officer. The employment agreement provides for an initial base salary of $360,000 subject to increase at the discretion of the Compensation Committee. In 2006, Mr. Hynes’ base salary was $425,000.

Mr. Hynes’ employment agreement also provides for an annual bonus targeted at 75% of base salary with a range of 0% to 150%. Mr. Hynes was paid a cash bonus of $50,000 for 2006.

At the inception of the employment agreement, Mr. Hynes was granted warrants to purchase 140,000 common shares. The warrants were 20% vested as of the date of grant and vested 20% on each subsequent anniversary thereof, subject to Mr. Hynes’ continued employment with us.

Under the terms of his employment agreement, Mr. Hynes receives an automobile allowance, payment of country club dues not to exceed $5,000 annually, a housing allowance not to exceed $7,000 per month on temporary housing or $8,000 per month on a permanent basis and participation in pension, life insurance, health, disability and major medical insurance plans, and in such other employee benefit plans that we establish during the term of his employment. Mr. Hynes is also entitled to two airline tickets per month for travel between Bermuda and the United States. Mr. Hynes’ compensation package is reviewed and subject to adjustment on an annual basis. In 2006, Mr. Hynes received an automobile allowance of $2,676, country club dues of $8,000 and a $120,000 housing allowance.

Pursuant to the terms of Mr. Hynes’ employment agreement, Mr. Hynes is subject to two-year post-termination non-competition and non-solicitation restrictions (one year if termination is on account of expiration of the term of the agreement) and perpetual confidentiality and non-disparagement requirements.

Peter A. Minton. In April 2000, we entered into a three-year employment agreement with Peter A. Minton pursuant to which Mr. Minton initially served as our Senior Vice President and Chief Risk Officer. On October 29, 2006, Mr. Minton became our Chief Operating Officer. Mr. Minton’s employment agreement automatically renews for successive one-year periods following the initial three-year term.

Mr. Minton’s employment agreement provides for a base salary of $275,000, subject to increase at the discretion of our Compensation Committee. In 2006, Mr. Minton’s base salary was $475,000.

Mr. Minton’s employment agreement also provides for an annual bonus targeted at 75% of base salary with a range of 0% to 150% of base salary. Mr. Minton was awarded a cash bonus of $500,000 for 2006.

We plan to enter into a new employment agreement with Mr. Minton in early 2007 pursuant to which he will be compensated going forward.

Joseph W. Roberts. Effective in May 2002, we entered into a letter agreement with Mr. Roberts, pursuant to which Mr. Roberts initially served as Vice President and Controller. Mr. Roberts’ compensation package is reviewed and subject to adjustment on an annual basis.

Mr. Roberts’ letter agreement specifies a base salary of $150,000, subject to increase at the discretion of the Compensation Committee commencing in January 2003. In 2006, Roberts’ base salary was $240,000.

Mr. Roberts’ letter agreement provides for an annual bonus targeted at 50% of base salary with a range of 0% to 100% of base salary. Mr. Roberts was awarded a cash bonus of $325,000 for 2006.

Under the terms of his letter agreement, Mr. Roberts also (i) received an initial grant of 15,000 stock options, subject to vesting 20% on the date of grant and 20% per year thereafter and (ii) is entitled to receive payment of country club dues not to exceed $3,000 per year, a housing allowance of $5,000 per month, two business class tickets to Dublin per year, financial planning assistance and participation in pension, life insurance, health, disability, major medical insurance and such other employee benefit plans that may be established during the term of his employment.

We plan to enter into a new employment agreement with Mr. Roberts in early 2007 pursuant to which he will be compensated going forward.

Angelo M. Guagliano. Effective as of December 10, 2002, we entered into a letter agreement with Mr. Guagliano, pursuant to which Mr. Guagliano initially served as Managing Director & Chief Underwriting Officer, Bermuda Insurance Operations.

Mr. Guagliano’s letter agreement specifies a base salary of $325,000, subject to increase at the discretion of the Compensation Committee commencing in January 2004. In 2006, Mr. Guagliano’s base salary was $408,333.

Mr. Guagliano’s letter agreement also provides for an annual bonus targeted at 75% of base salary with a range of 0% to 200% of base salary. Mr. Guagliano was awarded a cash bonus of $625,000 for 2006.

Under the terms of his letter agreement, Mr. Guagliano also (i) received an initial grant of 100,000 stock options and 30,000 restricted shares, each subject to vesting 20% on the date of grant and 20% per year thereafter and (ii) is entitled to receive a one-time automobile purchase or lease of up to $40,000, payment of country club dues not to exceed $6,000 per year, a housing allowance of $10,000 per month, three return business class tickets to New York per family member per year, financial and tax planning assistance and participation in pension, life insurance, health, disability, major medical insurance and such other employee benefit plans that may be established during the term of his employment.

We plan to enter into a new employment agreement with Mr. Guagliano in early 2007 pursuant to which he will be compensated going forward.

Robert Cooney. In August 2004, we entered into an amended and restated employment agreement with Mr. Cooney, under which he served as our President and Chief Executive Officer. The employment agreement had a term which began on August 1, 2004 and ended on October 29, 2006 upon Mr. Cooney’s resignation. The employment agreement provided for a base salary of $675,000, subject to increase, an annual bonus with a target of 100% of base salary and a range from 0% to 250% of base salary, an award of 100,000 restricted shares and other benefits. The restricted share award was subject to vesting requirements based on both time and performance measures. Under the terms of his employment agreement, Mr. Cooney also (i) received an initial grant of 100,000 stock options and 30,000 restricted shares, each subject to vesting 20% on the date of grant and 20% per year thereafter and (ii) was entitled to receive an automobile allowance of up to $40,000 every four years for a car purchase, payment of country club dues not to exceed $10,000 per year, a housing allowance of $10,000 per month and participation in pension, life insurance, health, disability, major medical insurance and such other employee benefit plans and perquisites established during the term of his employment.

Incentive Plan

General

The Incentive Plan was approved by our shareholders at their annual meeting in 2000 and amendments to the Incentive Plan were approved at the annual meetings in 2002 and 2005. The purpose of the Incentive Plan is to enhance our ability to attract employees, consultants and directors of outstanding ability and to provide employees, consultants and directors with an interest in us parallel to that of our shareholders. Except for warrants granted to Messrs. Hynes, Minton and Cooney, all restricted shares and option awards granted to our named executive officers were granted under the Incentive Plan.

Subject to adjustment in accordance with the terms of the Incentive Plan, 8,000,000 common shares are authorized for issuance under the Incentive Plan. Of that amount, 2,141,390 shares remain available for issuance.

Administration

Our Compensation Committee administers the Incentive Plan and has broad discretion, subject to the terms of the Incentive Plan, to (i) approve the selection of participants, (ii) determine the types of awards to be made to participants, (iii) determine the number of common shares subject to awards, (iv) determine the terms and conditions of any award (including, but not limited to, any restrictions and forfeiture conditions on such award) and (v) interpret the Incentive Plan, establish, amend, and rescind any rules and regulations relating to the Incentive Plan, determine the terms and provisions of any agreements entered into thereunder, and make all other determinations necessary or advisable for the administration of the Incentive Plan. Our Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Incentive Plan or in any award in the manner and to the extent it deems desirable to carry it into effect.

Options

Incentive stock options and nonqualified stock options may be granted under the Incentive Plan in such form as our Compensation Committee may from time to time approve pursuant to terms set forth in an option agreement. The Compensation Committee may alter or waive, at any time, any term or condition of an option that is not mandatory under the Incentive Plan. The Compensation Committee determines the per share exercise price of options which, in the case of incentive stock options and options granted to non-employee directors, will not be less than 100% of the fair market value of the common shares on the grant date. The Incentive Plan defines fair market value on the grant date as the closing price of the common shares on the day immediately preceding the grant date. The term of each option will be fixed by the Compensation Committee but in no case will an option be exercisable after the expiration of ten (10) years from the date of grant except that in the case of 10% shareholders, the outside term of any incentive stock option is five years.

For purposes of the Incentive Plan, “cause” is defined as the term is utilized in the respective employment agreement of the applicable named executive officer.

For purposes of the Incentive Plan, “change in control” means (i) a sale, assignment, transfer or other disposition of securities in one or more related transactions where the shareholders immediately prior to the transaction cease to beneficially own more than 50% of the total combined voting power of our outstanding securities; (ii) a merger, consolidation, reorganization or similar corporate event in which the shareholders immediately prior to such transaction cease to beneficially own more than 50% of the total combined voting power of our outstanding securities or more than 50% of the total combined voting power of the resultant corporation or entity if we do not survive such transaction; or (iii) the sale, transfer, assignment or other disposition of all or substantially all of our property, assets or business to one or more unrelated parties.

Notwithstanding the change in control definition above, for purposes of the Incentive Plan, the change in control definition applicable to Mr. Becker is the definition contained in his employment agreement.

Restricted Share Awards

Restricted share awards are subject to such terms and conditions that the Compensation Committee deems appropriate. Restricted shares may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period as the Compensation Committee determines. The Compensation Committee may define the restricted period in terms of the passage of time or in any other manner it deems appropriate. The Compensation Committee may alter or waive at any time any term or condition of a restricted share award that is not mandatory under the Incentive Plan.

Restricted Share Units

The Compensation Committee may also award restricted share units. Payment of restricted share units will be made in common shares or in cash (based upon the fair market value of the common shares on the day the restricted period expires). Restricted share units will be subject to the terms and conditions that the Compensation Committee deems appropriate.

Share Purchase Awards

Our Compensation Committee may authorize eligible individuals to purchase our common shares at a price above, equal to or below the fair market value of the shares at the time of grant. Any such offer may be subject to the conditions and terms the Compensation Committee may impose. The Incentive Plan permits us to make loans to eligible participants in connection with the purchase of common shares, as the Compensation Committee, in its discretion, may determine. However, in compliance with the Sarbanes-Oxley Act of 2002, the Compensation Committee has chosen not to make any loans.

Share Awards

The Compensation Committee may award common shares or awards based on the value of our common shares either alone or in addition to other awards granted under the Incentive Plan and subject to performance and employment conditions as determined by the Compensation Committee. Payment of awards which are based on the value of our common shares may be made in shares or in cash or in a combination thereof (based upon the fair market value of the shares on the date of payment), as determined by the Compensation Committee in its sole discretion.

Adjustments

In the event of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change or event, or any distribution to holders of our common shares other than regular cash dividends, that results in a change in the outstanding common shares, the number or kind of shares available for options and awards under the Incentive Plan will be adjusted by the Compensation Committee as it deems equitable and the number and kind of common shares subject to any outstanding awards granted under the Incentive Plan and the purchase price thereof will be adjusted by the Compensation Committee as it in its sole discretion deems equitable to preserve the value of the awards.

Amendment/Termination

Our Compensation Committee may amend, suspend or terminate the Incentive Plan or any portion thereof at any time, provided that (a) no amendment will be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) subject to certain exceptions, no amendment will be made that would adversely affect the rights of a participant under an award previously granted, without the participant’s written consent.

Unless sooner terminated, the Incentive Plan will terminate in June 2010.

Nonqualified Deferred Compensation Plans

We, through Max Re, maintain three nonqualified deferred compensation plans in which named executive officers who are U.S. taxpayers participate: the Excess Benefit Plan, the Top Hat Plan and the Deferred Compensation Plan for U.S. Citizens. The Excess Benefit Plan was established on January 1, 2005 to enable salaried employees who participate in the Max Re 401(k) Plan to receive employer contributions that are in excess of the limits imposed on contributions to the 401(k) Plan under Section 415 of the Code. Each year, we make a contribution to the Excess Benefit Plan on behalf of each participant in an amount equal to the difference between the amount we would have contributed to the 401(k) Plan if the limitations imposed under Section 415 of the Code did not apply and the amount we actually contributed to the 401(k) Plan for the participant. Participants are not permitted to make contributions to the Excess Benefit Plan. The Top Hat Plan, which was established on January 1, 2005, permits a select group of our management employees to elect to defer receipt of all or any portion of their annual base salaries and/or annual bonuses in accordance with the requirements imposed by Section 409A of the Code. The Top Hat Plan is the successor plan to the Deferred Compensation Plan for U.S. Citizens, which plan is substantially identical to the Top Hat Plan (except for the vesting requirements discussed below) but does not permit salary and bonus deferrals for periods after December 31, 2005.

Amounts credited to the Excess Benefit Plan and the Deferred Compensation Plan for U.S. Citizens will become vested and non-forfeitable on the earliest of the date on which the participant has completed two years of service with us, the participant’s death or termination of employment due to disability, or a change in control of Max Re (within the meaning of Section 409A of the Code). Amounts deferred under the Top Hat Plan are fully vested at all times. Contributions to the plans are deemed to be invested by each participant in one or more of the investment vehicles selected for this purpose by the committee administering the plans and/ or in the participant’s self-directed investment account and any earnings on these deemed investments are credited to the participant’s account under the plans. Except for amounts contributed to the plans with respect to 2005 (which pay out only upon termination of employment), payment under the plans will generally occur upon the earlier of termination of a participant’s employment or a specific date (or dates) elected by the participant.

Defined Contribution Plans

We, through Max Re, also maintain three defined contribution plans for our employees and the employees of our subsidiaries: the Max Re Bermuda Pension Plan for Bermudian employees and employees whose spouses are Bermudian; the Max Re Deferred Compensation Plan for non–Bermudian employees, including, as of January 2005, a 401(k) plan for U.S. citizens; and the Max Re Europe Pension Plan for employees of the operating subsidiaries in Ireland. We match amounts contributed by an employee into the applicable deferred compensation plan, up to the employee’s contribution of 5% of salary, at a ratio of two to one, subject to certain vesting requirements based on length of employment.

Potential Payments Upon Termination or Change in Control

Employment Agreements

W. Marston Becker. In the event that Mr. Becker’s employment terminates at the end of the term of his employment agreement, under his employment agreement, Mr. Becker would be paid accrued but unpaid base salary, earned but unpaid bonus for the year prior to termination, pro-rated bonus for the year of termination, as determined by our board of directors based on achievement of performance targets, and accrued vacation through the date of termination. Mr. Becker also would be paid $750,000 (minus applicable taxes and withholdings), of which $375,000 is required to be paid within ten days of the date six months following the termination of Mr. Becker’s employment and the remaining $375,000 of which is required to be paid in equal installments over the course of six months beginning on the first payroll date following the initial payment in accordance with our regular payroll practices.

In the event that we terminate Mr. Becker’s employment during the term without cause (as defined below), under his employment agreement, Mr. Becker would be paid $1,500,000 (minus applicable taxes and withholdings) as follows: (i) the first payment of $750,000 to be made within ten days of the date six months following the termination of Mr. Becker’s employment; and (ii) the remaining $750,000 to be paid in equal installments over the course of six (6) months beginning on the first payroll date following the initial payment in accordance with our regular payroll practices.

If Mr. Becker’s employment is terminated by him for good reason (as defined below) or by us for any reason following a change in control (as defined below), under his employment agreement Mr. Becker would receive (i) if termination occurs on or prior to December 31, 2007, an amount equal to two times his then current base salary and the greater of his last paid bonus or target bonus (minus applicable taxes and withholdings) and (ii) if termination occurs after December 31, 2007, an amount equal to three times his then current base salary and the greater of his last paid bonus or target bonus (minus applicable taxes and withholdings). The payments described above will be made as follows: (i) the first payment, consisting of half the total base salary and bonus due to be made within ten days of the date six months following the termination date; (ii) the remaining payments, consisting of the second half of the total base salary and bonus due, to be paid in equal installments in accordance with our regular payroll practices over the course of the six (6) months beginning on the first payroll date after the first payment. In addition, if his employment agreement is terminated prior to the end of its term by us without cause or by Mr. Becker for good reason, or following a change in control, we are obligated to indemnify and make Mr. Becker whole if payments to him made pursuant to the change in control provisions of his employment agreement are treated as an “excess parachute payment” under Section 280G(b) of the Code and he suffers any adverse tax consequences as a result thereof within 30 days following payment. However, if reducing the payment by less than 15% of the aggregate payments would avoid the imposition of taxes or penalties, payments will be reduced by such amount.

If Mr. Becker’s employment terminates as a result of his death or disability (as defined below), Mr. Becker and/or his beneficiary, legal representatives or estate will be entitled to accrued but unpaid base salary, earned but unpaid bonus for the year prior to the year of termination, pro-rated bonus (as determined in the good faith opinion of the Compensation Committee based on the relative achievement of performance targets through the termination date) and accrued vacation pay. Payments to Mr. Becker made in connection with his death or disability will be made no later than thirty days after the date of termination.

All severance payments contemplated by his employment agreement, are contingent upon Mr. Becker’s execution of a general release of claims against us.

Keith S. Hynes. Pursuant to the terms of Mr. Hynes’ employment agreement, prior to its terms being superseded by his retirement and separation agreement, upon termination of Mr. Hynes’ employment by us without cause or by Mr. Hynes for good reason, he will receive accrued but unpaid base salary, earned but unpaid bonus for the year prior to the year of termination, a pro-rated bonus for the year of termination, and accrued vacation pay as soon as practicable following termination. In addition, he will receive base salary for twenty-four months following termination. However, if such termination occurs following a change in control, Mr. Hynes will receive a lump sum payment equal to two times his current salary and last paid bonus, if any.

Upon termination of Mr. Hynes’ employment on account of our refusal to renew the term of his agreement or if we are not able to renew his work permit in Bermuda, he will receive accrued but unpaid base salary, earned but unpaid bonus for the year prior to the year of termination, a pro-rated bonus for the year of termination, and accrued vacation pay as soon as practicable following termination. In addition, he will receive base salary for twelve months following termination. However, such payments will cease if Mr. Hynes obtains other employment.

Upon termination of Mr. Hynes’ employment on account of his death or disability, he will receive accrued but unpaid base salary, earned but unpaid bonus for the year prior to the year of termination, a pro-rated bonus for the year of termination, and accrued vacation pay as soon as practicable following termination.

All severance payments are contingent upon Mr. Hynes’ execution of a general release of claims against us.

Peter A. Minton. Pursuant to the terms of Mr. Minton’s employment agreement, upon termination of Mr. Minton’s employment by us without cause or by Mr. Minton for good reason, he will receive accrued but unpaid base salary, earned but unpaid bonus for the year prior to the year of termination, a pro-rated bonus for the year of termination, and accrued vacation pay as soon as practicable following termination. In addition, he will receive base salary for twenty-four months following termination. However, if such termination occurs following a change in control, Mr. Minton will receive a lump sum payment equal to two times his current salary and last paid bonus, if any.

Upon termination of Mr. Minton’s employment on account of our refusal to renew the term of his agreement or if we are not able to renew his work permit in Bermuda, he will receive accrued but unpaid base salary, earned but unpaid bonus for the year prior to the year of termination, a pro-rated bonus for the year of termination, and accrued vacation pay as soon as practicable following termination. In addition, he will receive base salary for twelve months following termination. However, such payments will cease if Mr. Minton obtains other employment.

Upon termination of Mr. Minton’s employment on account of his death or disability, he will receive accrued but unpaid base salary, earned but unpaid bonus for the year prior to the year of termination, a pro-rated bonus for the year of termination, and accrued vacation pay as soon as practicable following termination.

All severance payments are contingent upon Mr. Minton’s execution of a general release of claims against us.

Angelo Guagliano. Under his letter agreement, Mr. Guagliano is entitled to severance equal to at least one year’s salary and benefits.

Joseph W. Roberts. Mr. Roberts’ 2002 letter agreement does not provide for any severance payments.

For purposes of the employment agreements of Messrs. Becker, Hynes and Minton, “cause” generally means (i) the named executive officer’s (i) drug or alcohol use which impairs his ability to perform his duties; (ii) conviction by a court, or plea of “no contest” or guilty to a felony or equivalent; (iii) engaging in fraud, embezzlement or any other illegal conduct with respect to us; (iv) willful violation of the restrictive covenants set forth in the named executive officer’s employment agreement; (v) willful failure or refusal to perform the duties under the named executive officer’s employment agreement; or (vi) breach of any material provision of the named executive officer’s employment agreement related to conduct which is not cured, if curable, within thirty days after written notice is given by us to the named executive officer.

For purposes of the employment agreement of Mr. Becker, “good reason” means any of the following events which is not cured, if curable, within thirty days after Mr. Becker has given notice thereof: (i) any material and adverse change to Mr. Becker’s duties or authority which is inconsistent with his title and position of Chief Executive Officer; (ii) a diminution of Mr. Becker’s title or position as Chief Executive Officer; (iii) the relocation of Mr. Becker’s office outside of Bermuda; (iv) a reduction of Mr. Becker’s base salary; (v) a material reduction of Mr. Becker’s benefits other than a reduction permitted under the terms and conditions of the applicable policy or benefit plan; or (vi) a failure by us to comply with any other material provision of the employment agreement with respect to Mr. Becker’s duties as chief executive officer.

For purposes of the employment agreements of Messrs. Becker, Hynes and Minton, “disability” generally means if, as a result of incapacity due to physical or mental illness, the named executive officer is substantially unable to perform his duties for an entire period of at least 120 consecutive days (180 days in the case of Mr. Becker) or 180 non-consecutive days within any 365-day period.

For purposes of Mr. Becker’s employment agreement, the term “change in control” generally means: (i) any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of our assets or those of Max Re; (ii) any person is or becomes, directly or indirectly, the beneficial owner of our securities representing 51% or more of the combined voting power of our then outstanding voting securities; (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors and any new director, whose election to the board or nomination for election to the board by our shareholders was approved by a vote of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board then in office;

or (iv) the board of directors or our shareholders approve a merger or consolidation with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent at least 80% of the total voting power represented by our voting securities immediately after such merger or consolidation, or the board of directors or our shareholders approve a plan of complete liquidation or an agreement for the sale or disposition (in one or a series of transactions) of all or substantially all of our assets.

For purposes of the employment agreements of Messrs. Hynes and Minton, the term “change in control” generally means: (i) a sale, assignment, transfer or other disposition of securities in one or more related transactions where the shareholders immediately prior to the transaction cease to beneficially own 51% or more of the total combined voting power of our outstanding securities; (ii) a merger, consolidation, reorganization or similar corporate event in which the shareholders immediately prior to the transaction cease to beneficially own 51% or more of the total combined voting power of our outstanding securities or 51% or more of the total combined voting power of the resultant corporation or entity if we do not survive the transaction; or (iii) the sale, transfer, assignment or other disposition of all or substantially all of our property, assets or business to one or more unrelated parties.

Separation Agreements

Robert J. Cooney. On December 18, 2006, we entered into a separation agreement with Mr. Cooney, effective as of October 29, 2006 (the date of his resignation), which superseded the separation provisions of his August 2004 employment agreement. Under the separation agreement, during the eighteen month period from January 1, 2007 through June 30, 2008, Mr. Cooney receives severance payments of $58,333 per month (subject to a $200,000 deduction to be taken pro rata over the 18-month period for amounts due to us from Mr. Cooney). The separation agreement also provides for a consulting fee of $58,333 per month for Mr. Cooney’s services as a consultant in November and December of 2006. During the twenty-month period from October 30, 2006 through June 30, 2008, Mr. Cooney is also entitled to: (i) continued benefits under our health, vision and dental plans; (ii) a car allowance of $1,000 per month; (iii) a housing allowance of $10,000 per month; and (iv) reimbursement of country club dues of up to $833.33 per month. The separation agreement left unaffected all warrants and stock options previously granted to Mr. Cooney so that they will continue to be governed under the terms and conditions of the applicable warrant or option agreement. All of Mr. Cooney’s warrants and stock options were vested at the time of Mr. Cooney’s separation and will expire if not exercised within six months following the date of his resignation in the case of the warrants and 90 days following the date of his resignation in the case of the options. Of the 295,000 restricted shares outstanding at the time of Mr. Cooney’s resignation, 219,163 shares vested on October 29, 2006 and the remaining 75,837 shares were permanently forfeited.

The separation agreement incorporated many of the non-competition and non-solicitation covenants contained in Mr. Cooney’s August 2004 amended and restated employment agreement. Accordingly, Mr. Cooney is required to adhere to the provisions of his employment agreement addressing nondisclosure and protection of our intellectual property through October 29, 2008. Under the separation agreement, Mr. Cooney is prohibited from competing directly with us or our subsidiaries through June 2008. This non-competition covenant applies to both business opportunities and the solicitation of our employees, directors, clients or customers. In consideration of the covenants regarding non-competition and non-solicitation set forth in the separation agreement, Mr. Cooney receives an additional monthly payment of $40,000 through June 30, 2008.

Keith S. Hynes. In March 2007, we entered into a retirement and separation agreement with Mr. Hynes, effective as of March 31, 2007 (the date of his resignation), which supersedes the separation provisions of his December 1999 employment agreement. Under the retirement and separation agreement, and in exchange for a full release of any claims against us, Mr. Hynes will receive the following: (i) an initial payment of $212,500, to be paid between October 1, 2007 and October 10, 2007; (ii) the additional payment of $637,500, payable in equal installments over the 18-month period beginning on the first payroll date after the initial payment described in (i); (iii) a lump sum reimbursement of Mr. Hynes’ health, vision and dental benefits should he choose to continue these benefits through September 31, 2007, which shall be paid to Mr. Hynes between October 1, 2007 and October 10, 2007; (iv) payment of Mr. Hynes’ health, vision and dental benefits from October 1, 2007 through December 31, 2007; and (v) within 10 days of the effective date of the separation agreement, Mr. Hynes will receive payment of any accrued but unused vacation time for 2007, as determined by the Company. The separation agreement also supersedes the vesting and exercise terms of Mr. Hynes’ outstanding equity awards, although all other provisions of the relevant equity award agreements are left unaffected. Mr. Hynes is required to exercise all outstanding warrants no later than September 30, 2007 or they will expire. Mr. Hynes’ outstanding vested options must be exercised no later than March 31, 2008. Restricted shares awarded to Mr. Hynes will vest pro-rata through March 31, 2008. At that time, all unvested restricted shares will be forfeited. Further, the separation agreement preserves Mr. Hynes’ rights under our deferred compensation plan, with the understanding that Mr. Hynes will not be entitled to a distribution of any amount(s) from the plan before October 1, 2007.

Mr. Hynes’ retirement and separation agreement incorporates the post-termination restrictions contained in his December 1999 employment agreement. These include non-disclosure and non-disparagement requirements in addition to two-year non-competition and non-solicitation restrictions, which are effective through March 2009. These non-competition and non-solicitation restrictions apply to both business opportunities and the solicitation of employees (with the exception of secretarial staff), officers and consultants, including those of any subsidiaries. In addition, under the separation agreement, Mr. Hynes has agreed not to accept any directorships with any other companies prior to March 31, 2009, absent prior written consent of our Compensation Committee (with the exception of one directorship, to which our Compensation Committee is deemed to have consented).

Incentive Plan

Generally, our restricted share award agreements prior to February 2007 provide that, upon termination of the named executive officer’s service relationship with us, the named executive officer will receive immediate vesting of his pro rata portion of restricted share awards if the termination of the service relationship resulted from (i) his death or retirement, (ii) termination by us due to the named executive officer’s disability (as defined below), (iii) termination by us without cause (as defined in the Incentive Plan), (iv) termination by the named executive officer for good reason (as defined in the named executive officer’s employment agreement) or (v) our failure to renew the named executive officer’s work permit in Bermuda.

With respect to awards granted in February 2007 in connection with the fiscal year 2006, upon termination of the named executive officer’s service relationship with us, generally the named executive officer will receive immediate vesting of a pro rata portion of his restricted share award if the termination of the service relationship resulted from (a) his death, (b) termination by us due to the named executive officer’s disability (as defined below), (c) termination by us without cause (as defined in the Incentive Plan) or (d) termination by the named executive officer for good reason (as defined in the named executive officer’s employment agreement) and may receive full vesting of the restricted share award if the termination of the service relationship resulted from (x) our failure to renew the named executive officer’s work permit in Bermuda and to offer a comparable position with an affiliate or (y) retirement provided that the named executive officer remains retired through the vesting period. If the service relationship with the named executive officer ends for a reason other than those listed in this paragraph, the restricted shares will be forfeited and the named executive officer will have no rights with respect to the award.

With respect to options granted under our Incentive Plan, upon the named executive officer’s death or disability (as determined by the Compensation Committee), or termination by us without cause (as defined in the Incentive Plan), all unvested options that would have vested in the one-year period following termination of employment automatically vest and become exercisable within the same one-year period. If the named executive officer’s employment is terminated for any other reason, all unvested options are forfeited and vested options are exercisable for 90 days following the termination of employment.

Upon a change in control, all restrictions, if any, on any share awards, restricted shares, or restricted share units granted under the Incentive Plan will automatically lapse and all options will automatically vest and become immediately exercisable in full and all unvested warrants will become immediately vested.

Notwithstanding the termination provisions described above, pursuant to the terms of Mr. Becker’s employment agreement, unvested portions of option and restricted share awards granted to Mr. Becker (including any awards granted in the future) will immediately vest in full upon the occurrence of any of the following events: (i) our termination of Mr. Becker’s employment without cause (as defined in his employment agreement), (ii) termination of Mr. Becker’s employment for good reason (as defined in his employment agreement), (iii) termination following a change in control (as defined in his employment agreement) or (iv) termination at the end of the term. If Mr. Becker’s employment is terminated on account of his death or disability (as defined in the employment agreement), the restrictions on the restricted shares will lapse. Notwithstanding the above, any awards granted under Mr. Becker’s employment agreement will vest (or restrictions lapse) upon the occurrence of the above events only if the event occurs on or prior to January 1, 2009.

Warrants. If the employment of a named executive officer who is a warrant holder is terminated by us for cause (as defined in the named executive officer’s employment agreement) or by the named executive officer without good reason (as defined in the named executive officer’s employment agreement), all unvested warrants immediately terminate and any vested warrants will remain exercisable for thirty days following the termination of employment. If the named executive officer’s employment terminates due to death or disability (as defined in the named executive officer’s employment agreement), or by us without cause, or by the named executive officer for good reason or because of our failure to renew the named executive officer’s work permit in Bermuda, all of the warrants that would have vested within twelve months of the termination date will immediately vest and all other unvested warrants will immediately terminate.

Assuming Mr. Becker’s employment terminated under each of the circumstances described above on December 31, 2006, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus	Total Cash Severance	Value of Accelerated Equity(1)
Termination without Cause	0	1,500,000	2,698,057(3)
Death or Disability	185,000(2)	0	145,286(4)
Expiration of the Employment Agreement without similar offer of employment	185,000(2)	750,000	2,698,057(3)
With Cause or without Good Reason	0	0	0
Change in Control or for Good Reason	750,000	1,500,000	2,698,057(3)

(1)	Calculated as the sum of (i) the number of restricted shares becoming vested upon termination of employment multiplied by the closing price of a common share on December 31, 2006 ($24.82) and (ii) the number of options becoming vested upon termination of employment multiplied by the difference between $24.82 and the applicable exercise price of the options.

(2)	Assumes cash bonus equal to actual bonus for 2006.

(3)	Calculated assuming that all unvested restricted shares and options fully vested upon termination of employment.

(4)	Calculated assuming pro-rata vesting of unvested restricted shares and full vesting of all unvested options that would have vested in the one year period following termination of employment.

Assuming Mr. Hynes’ employment terminated under each of the circumstances described above on December 31, 2006, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus	Total Cash Severance	Value of Accelerated Equity(1)
Termination without Cause or for Good Reason	50,000	850,000	1,113,453(2)
Death or Disability	0	0	1,113,453(2)
Expiration of the Employment Agreement without similar offer of employment	0	0	1,113,453(3)
With Cause or without Good Reason	0	0	0
Change in Control	0	900,000	1,113,453(4)

(1)	Calculated as the sum of (i) the number of restricted shares becoming vested upon termination of employment multiplied by the closing price of a common share on December 31, 2006 ($24.82) and (ii) the number of options becoming vested upon termination of employment multiplied by the difference between $24.82 and the applicable exercise price of the options.
(2)	Calculated assuming pro-rata vesting of unvested restricted shares and full vesting of all unvested options that would have vested in the one year period following termination of employment.
(3)	Calculated assuming pro-rata vesting of unvested restricted shares and forfeiture of all unvested options.
(4)	Calculated assuming that all unvested restricted shares and options fully vested upon termination of employment.

Assuming Mr. Minton’s employment terminated under each of the circumstances described above on December 31, 2006, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus	Total Cash Severance	Value of Accelerated Equity (1)
Termination without Cause or for Good Reason	500,000	950,000	2,799,041(2)
Death or Disability	500,000	0	2,799,041(2)
Expiration of the Employment Agreement without similar offer of employment	500,000	475,000	2,799,041(3)
With Cause or without Good Reason	0	0	0
Change in Control	0	1,450,000	3,821,039(4)

(1)	Calculated as the sum of (i) the number of restricted shares becoming vested upon termination of employment multiplied by the closing price of a common share on December 31, 2006 ($24.82) and (ii) the number of options becoming vested upon termination of employment multiplied by the difference between $24.82 and the applicable exercise price of the options.
(2)	Calculated assuming pro-rata vesting of unvested restricted shares and full vesting of all unvested options that would have vested in the one year period following termination of employment.
(3)	Calculated assuming pro-rata vesting of unvested restricted shares and the forfeiture of all unvested options.
(4)	Calculated assuming that all unvested restricted shares and options fully vested upon termination of employment.

Assuming Mr. Guagliano’s employment terminated under each of the circumstances described above on December 31, 2006, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus	Total Cash Severance	Value of Accelerated Equity(1)
Termination without Cause or for Good Reason	0	720,096(2)	1,253,202(3)
Death or Disability	0	0	1,253,202(3)
Expiration of the Employment Agreement without similar offer of employment	0	0	986,802(4)
With Cause or without Good Reason	0	0	0
Change in Control	0	0	3,264,656(5)

(1)	Calculated as the sum of (i) the number of restricted shares becoming vested upon termination of employment multiplied by the closing price of a common share on December 31, 2006 ($24.82) and (ii) the number of options becoming vested upon termination of employment multiplied by the difference between $24.82 and the applicable exercise price of the options.
(2)	Calculated as one years’ base salary plus the cost of providing employee benefits to Mr. Guagliano for one year following termination.

(3)	Calculated assuming pro-rata vesting of unvested restricted shares and full vesting of all unvested options that would have vested in the one year period following termination of employment.

(4)	Calculated assuming pro-rata vesting of unvested restricted shares and the forfeiture of all unvested options.

(5)	Calculated assuming that all unvested restricted shares and options fully vested upon termination of employment.

Assuming Mr. Robert’s employment terminated under each of the circumstances described above on December 31, 2006, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus	Total Cash Severance	Value of Accelerated Equity(1)
Termination without Cause or for Good Reason	0	0	428,145(2)
Death or Disability	0	0	428,145(2)
Expiration of the Employment Agreement without similar offer of employment	0	0	428,145(3)
With Cause or without Good Reason	0	0	0
Change in Control	0	0	893,520(4)

(1)	Calculated as the sum of (i) the number of restricted shares becoming vested upon termination of employment multiplied by the closing price of a common share on December 31, 2006 ($24.82) and (ii) the number of options becoming vested upon termination of employment multiplied by the difference between $24.82 and the applicable exercise price of the options.
(2)	Calculated assuming pro-rata vesting of unvested restricted shares and full vesting of all unvested options that would have vested in the one year period following termination of employment.
(3)	Calculated assuming pro-rata vesting of unvested restricted shares and the forfeiture of all unvested options.
(4)	Calculated assuming that all unvested restricted shares and options fully vested upon termination of employment.

Mr. Cooney’s employment terminated on October 29, 2006 and he receives payments discussed above under the description of his separation agreement.

Director Compensation

We currently have eight directors who are eligible to receive compensation for their services as directors, all of whom are non-employee directors. None of Messrs. Becker, Minton or Barber receives compensation as a member of our board of directors. In March 2006, Mr. Heyman’s director fees began to be paid directly to The Travelers Companies, Inc. (formerly The St. Paul Travelers Companies), his employer. Following our annual general meeting, each non-employee director (except as otherwise provided above) receives a $30,000 annual retainer, the ARMC chairman receives a $10,000 retainer and each other committee chair receives a $5,000 retainer. In addition, each non-employee director (except as otherwise provided above) receives a $2,500 fee per board of directors or committee meeting attended. We reimburse directors for usual and customary expenses while on company business. In addition, we reimburse directors for expenses for family members to accompany them to one board meeting per year.

In addition to cash compensation, each non-employee director, with the exception of Mr. Barber, is granted 2,000 restricted shares each year on the day after the general meeting.

The compensation of our directors is reviewed annually and future grants to our non-employee directors will be made upon the recommendation of the Nominating and Corporate Governance Committee, subject to such conditions or restrictions, if any, that they or the Compensation Committee may determine.

Director Compensation Table

The following Director Compensation Table summarizes the compensation paid to our directors in 2006.

Name	Fees Earned or Paid in Cash ($)(1)	Share Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Zack H. Bacon, III	56,500	19,858	0	0	0	0	76,358
John R. Barber	0	0	0	0	0	6,028	6,028
George L. Estes III	5,000	0	0	0	0	0	5,000
William H. Heyman	77,000	19,858	5,502	0	0	0	102,360
Willis T. King, Jr.	73,500	19,858	5,502	0	0	0	98,860
William Kronenberg III	45,000	5,311	0	0	0	0	50,311
Steven M. Skala	68,500	19,858	5,502	0	0	54,073	147,933
Mario P. Torsiello	86,000	19,858	5,502	0	0	32,907	144,267
James L. Zech	79,000	19,858	5,502	0	0	27,073	131,433
Laurence Cheng	14,500	14,547	0	0	0	0	29,047

1	Fees earned are comprised of the following:

Name	Board Meeting Fee	Committee Meeting Fee	Retainer Fee	Fees earned
Zack H. Bacon, III	14,500	7,000	35,000	56,500
John R. Barber	—	—	—	—
George L. Estes III	5,000	—	—	5,000
William H. Heyman	14,500	22,500	40,000	77,000
Willis T. King, Jr.	17,000	21,600	35,000	73,500
William Kronenberg III	7,500	7,500	30,000	45,000
Steven M. Skala	17,000	21,500	30,000	68,500
Mario P. Torsiello	17,000	39,000	30,000	86,000
James L. Zech	17,000	27,000	35,000	79,000
Laurence Cheng	4,500	10,000	—	14,500

2	All awards were granted under our Incentive Plan. We account for the Incentive Plan under SFAS No. 123R “Share Based Payments.” The value in the “Share Awards” column is the amount we expensed during 2006 for each director’s share award. The full grant fair value of the share awards computed in accordance with SFAS No. 123R is $640,080.
3	The aggregate number of unvested restricted share awards held by each director on December 31, 2006 was 28,000.
4	The aggregate number of stock options, vested and unvested, held by each director on December 31, 2006 was 86,000.
5	Includes costs to have family members accompany the director to one board of director’s meeting a year.

Directors’ Option Exercises and Shares Vested

None of our directors exercised any stock options and no restricted shares vested during 2006.

Compensation Committee Interlocks and Insider Participation

In 2006, the Compensation Committee consisted of Messrs. King, Skala and Torsiello, each of whom the board of directors determined was independent in accordance with Nasdaq Global Select Market listing standards. No member of the Compensation Committee of 2006 is or was formerly an officer or employee of Max Re Capital or any of its subsidiaries. During 2006, no executive officer of Max Re Capital or any of its subsidiaries served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or board of directors.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Reg. S-K, Item 402(b) with management. Based on the review and discussions referred to in the preceding sentence, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement on Schedule 14A.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

The Compensation Committee

Willis T. King, Jr. (Chairman)
Steven M. Skala
Mario P. Torsiello

The foregoing Report of the Compensation Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by Max Re Capital with the Securities and Exchange Commission under the Securities Act of 1933 or the Exchange Act, except to the extent that Max Re Capital specifically incorporates the Report by reference in any such document.

Report of the Audit and Risk Management Committee

Management has the primary responsibility for establishing and maintaining adequate internal financial controls, preparing the financial statements and the public reporting process. The Audit and Risk Management Committee’s primary purpose is to assist the board of directors in fulfilling its responsibilities to oversee the participation of management in the financial reporting process and the role and responsibilities of the independent auditors. In 2006, the Audit and Risk Management Committee was composed of four directors, each of whom the board of directors has determined is independent under Nasdaq Global Select Market listing standards and applicable rules promulgated under the Exchange Act and operates under a written charter adopted and approved by the board of directors, and which is available on our website at www.maxre.bm.

The Audit and Risk Management Committee has reviewed and discussed the December 31, 2006 audited consolidated financial statements with management and with KPMG, Hamilton, Bermuda, our independent auditors. In addition, the Audit and Risk Management Committee has discussed with KPMG and management, and monitored quarterly compliance with, Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal controls over financial reporting.

The Audit and Risk Management Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61. This included (a) the auditor’s judgments about the quality, not just the acceptability, of the accounting principles as applied in Max Re Capital’s financial reporting, (b) the methods used to account for significant unusual transactions, (c) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (d) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates and (e) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and disclosures in the financial statements.

The Audit and Risk Management Committee has discussed with KPMG the written disclosures and the letter required by Independence Standard’s Board Standard No. 1 regarding their independence, and has discussed with KPMG their independence. The Audit and Risk Management Committee has also discussed with KPMG the rotation of independent auditor partners, accelerated reporting requirements for insider trading, new compliance procedures and the certification of Forms 10-K and Form 10-Q as required by the Sarbanes-Oxley Act of 2002.

Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit and Risk Management Committee by management and the independent auditors, the Audit and Risk Management Committee recommended to the Board of Directors that the December 31, 2006 audited consolidated financial statements be included in the Annual Report on Form 10-K.

The Audit and Risk Management Committee
(For fiscal year 2006)

William H. Heyman (Chairman)
William Kronenberg III
Mario P. Torsiello
James L. Zech

The foregoing Report of the Audit and Risk Management Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by Max Re Capital with the Securities and Exchange Commission under the Securities Act of 1933 or the Exchange Act, except to the extent that Max Re Capital specifically incorporates the Report by reference in any such document.

Principal Accountant Fees and Services

Audit Fees

The aggregate amount of fees billed by KPMG for professional services rendered for the audit of our financial statements for the fiscal years ended December 31, 2006 and December 31, 2005 and for the review of the financial statements included in our Quarterly Reports on Form 10-Q in 2006 and 2005 were $1,245,271 and $948,260 respectively. In 2006 and 2005, audit fees also included fees for professional services rendered in connection with the audit of management’s assessment of the effectiveness of internal control over financial reporting and to express an opinion on the effectiveness of our internal control over financial reporting based upon the audit. Such fees do not include amounts paid for reimbursement of expenses.

Audit-Related Fees

The aggregate fees billed by KPMG for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements (and are not included in the Audit Fees reported above) for the fiscal year ended on December 31, 2006 were $1,214,124 and for the fiscal year ended December 31, 2005 were $194,573. Audit-related fees included $11,237 (2005: $19,573) in connection with the review of regulatory returns and $1,158,887 in connection with Max Re Capital’s internal investigation disclosed in our Current Report on Form 8-K filed on March 27, 2006.

Tax Fees

The aggregate fees billed by KPMG for professional services rendered for tax compliance and tax advice for the fiscal years ended December 31, 2006 and December 31, 2005, were $136,484 and $111,544, respectively. These fees represent fees for professional services related to the preparation of returns and tax compliance.

All Other Fees

The fees billed by KPMG for services rendered to us in connection with the SEC review were $74,657 for the fiscal years ended December 31, 2006. There were no fees billed for the fiscal year ended December 31, 2005 other than for services described under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above.

General

The ARMC has considered whether the provision of non-audit services performed by the independent auditors is compatible with maintaining KPMG’s independence and has concluded that services to be performed by KPMG will be limited to audit and tax services.

Pre-Approval of Audit and Non-Audit Services

In 2003, the ARMC adopted a policy concerning the approval of audit and non-audit services to be provided to us by the independent auditor. The policy requires that all services KPMG, our independent auditor, may provide to us, including audit services and permitted audit-related and non-audit services, be pre-approved by the ARMC, except that we may, without such pre-approval, spend an amount on non-audit services of not more than 10% of the total amount of fees paid by us to our auditor during the fiscal year in which the non-audit services are performed. The ARMC approved all audit and non-audit services and tax services provided by KPMG during 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

The U.S. federal securities laws require the filing of certain reports by officers, directors and beneficial owners of more than ten percent (10%) of Max Re Capital’s securities with the SEC. Specific due dates have been established and we are required to disclose any failure to file by these dates. Based solely on a review of copies of the filings furnished to us, we believe that during fiscal year 2006, our officers, directors and 10% shareholders satisfied all such filing requirements.

PROPOSAL TWO

AUTHORIZATION OF ELECTION OF A DIRECTOR OF MAX RE

Pursuant to Max Re Capital’s bye-laws, with respect to any matter required to be submitted to a vote of the shareholders of Max Re, Max Re Capital is required to submit a proposal relating to such matters to the shareholders of Max Re Capital and vote all the shares of Max Re owned by Max Re Capital in accordance with and proportional to such vote of Max Re Capital’s shareholders. Accordingly, the shareholders of Max Re Capital are being asked to consider this proposal.

The composition and class division of the board of directors of Max Re are currently the same as those of Max Re Capital. As provided in the bye-laws of Max Re, the term of the Class 1 directors shall expire at the annual general meeting of the shareholders of Max Re in 2007. The current Class 1 directors are Messrs. John R. Barber (who is not seeking re-election), W. Marston Becker and Mario P. Torsiello.

In recognition of our growth and expansion in the number of our operating subsidiaries, we no longer believe that the composition of the board of directors of Max Re should be the same as that of Max Re Capital. To that end, it is expected that the current Class 2 and Class 3 directors of Max Re other than Mr. Minton will resign from the board of directors of Max Re effective as of the date of the Meeting. Mr. W. Marston Becker, a current director of Max Re, is a nominee for election as a Class 1 director of Max Re at the Meeting.

If elected, the term of the Class 1 nominee will expire at Max Re’s annual general meeting of shareholders in 2010. The board of directors of Max Re has no reason to believe Mr. Becker will not continue to be a candidate or will not be able to serve as a director of Max Re if elected. In the event that Mr. Becker is unable to serve as a director, the proxy holders named in the accompanying proxy have advised that they will vote for the election of such substitute or additional nominee(s) as the board of directors may propose. The board of directors unanimously recommends that you vote FOR the election of Mr. Becker.

Set forth below is a list of each nominee for election as a director of Max Re, each person who is expected to continue as a director Max Re and each person who is expected to resign from the board of Max Re effective as of the date of the Meeting. Biographical information for each such person is set forth under Proposal One, Election of Directors of Max Re Capital.

NOMINEE FOR DIRECTOR OF MAX RE WHOSE TERM, IF ELECTED, WILL EXPIRE IN 2010:

W. Marston Becker

DIRECTORS OF MAX RE WHOSE TERMS WILL EXPIRE IN 2008:

Peter A. Minton

DIRECTORS OF MAX RE WHO ARE EXPECTED TO RESIGN EFFECTIVE AS OF THE MEETING:

Zack H. Bacon III

William H. Heyman

Willis T. King, Jr.

William Kronenberg III

Steven M. Skala

James L. Zech

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” AUTHORIZATION OF THE ELECTION OF THE NOMINEE ABOVE.

PROPOSAL THREE

AUTHORIZATION OF AMENDMENT TO BYE-LAWS OF MAX RE

Pursuant to Max Re Capital’s bye-laws, with respect to any matter required to be submitted to a vote of the shareholders of Max Re, Max Re Capital is required to submit a proposal relating to such matters to the shareholders of Max Re Capital and vote all the shares of Max Re owned by Max Re Capital in accordance with and proportional to such vote of Max Re Capital’s shareholders. Accordingly, the shareholders of Max Re Capital are being asked to consider this proposal.

Max Re proposes an amendment to its bye-laws to reduce the minimum number of directors to two from six. On February 9, 2007, the board of Max Re unanimously determined that this amendment is advisable and in the best interest of Max Re and its shareholder and approved the amendment, subject to shareholder approval. The full text of the amendment is attached hereto as Annex B. The adoption of this proposal is designed to permit the changes in the composition of Max Re board of directors as described under Proposal Two above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE MAX RE BYE-LAW AMENDMENT.

PROPOSAL FOUR

CHANGE OF NAME OF MAX RE CAPITAL TO MAX CAPITAL GROUP LTD.

On February 9, 2007, the board of directors approved a resolution (attached hereto as Annex C) for shareholder approval at the Meeting to change the name of Max Re Capital to Max Capital Group Ltd. The board of directors is of the opinion that the name change will more closely align the identity of Max Re Capital with its function now that Max Re Capital and its subsidiaries have expanded beyond reinsurance operations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE CHANGE OF MAX RE CAPITAL’S NAME TO MAX CAPITAL GROUP LTD.

PROPOSAL FIVE

CHANGE OF NAME OF MAX RE TO MAX BERMUDA LTD.

Pursuant to Max Re Capital’s bye-laws, with respect to any matter required to be submitted to a vote of the shareholders of Max Re, Max Re Capital is required to submit a proposal relating to such matters to the shareholders of Max Re Capital and vote all the shares of Max Re owned by Max Re Capital in accordance with and proportional to such vote of Max Re Capital’s shareholders. Accordingly, the shareholders of Max Re Capital are being asked to consider this proposal.

On February 9, 2007, the board of directors of Max Re approved a resolution (attached hereto as Annex D) for shareholder approval at the Meeting to change the name of Max Re to Max Bermuda Ltd. The board of directors is of the opinion that the name change will provide consistency with the aims of Proposal Four and permit for the overall objective of more closely aligning the identity of Max Re with its products and services now that Max Re has expanded beyond reinsurance operations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE CHANGE OF MAX RE’S NAME TO MAX BERMUDA LTD.

PROPOSAL SIX

MAX RE CAPITAL AUDITORS PROPOSAL

Upon recommendation of the ARMC, the board of directors proposes that the shareholders ratify the appointment of KPMG, Hamilton, Bermuda to serve as the independent auditors of Max Re Capital for the 2007 fiscal year until Max Re Capital’s annual general meeting of shareholders in 2008. KPMG, Hamilton, Bermuda served as the independent auditors of Max Re Capital for the 2006 fiscal year. A representative of KPMG, Hamilton, Bermuda will attend the Meeting, and will be available to respond to questions and may make a statement if he or she so desires.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AUDITORS PROPOSAL.

PROPOSAL SEVEN

MAX RE AUDITORS PROPOSAL

Pursuant to Max Re Capital’s bye-laws, with respect to any matter required to be submitted to a vote of the shareholders of Max Re, Max Re Capital is required to submit a proposal relating to such matters to the shareholders of Max Re Capital and vote all the shares of Max Re owned by Max Re Capital in accordance with and proportional to such vote of Max Re Capital’s shareholders. Accordingly, the shareholders of Max Re Capital are being asked to consider this proposal.

The board of directors proposes that the shareholders authorize the ratification of the appointment of KPMG, Hamilton, Bermuda to serve as the independent auditors of Max Re for the 2007 fiscal year until Max Re’s annual general meeting of shareholders in 2008. KPMG, Hamilton, Bermuda served as the independent auditors of Max Re for the 2006 fiscal year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AUDITORS PROPOSAL.

ADDITIONAL INFORMATION

Other Action at the Meeting

A copy of our Annual Report to Shareholders for the year ended December 31, 2006, including financial statements for the year ended December 31, 2006 and the auditors’ report thereon, has been sent to all shareholders. The Annual Report and Max Re’s Statutory Financial Statements will be presented and discussed at the Meeting, and shareholders will be asked to receive such Annual Report, as well as the financial statements contained therein, and Max Re’s Statutory Financial Statements. Shareholders will also be asked to approve the minutes of the Annual Meeting of Shareholders in 2006.

As of the date of this Proxy Statement, we have no knowledge of any business, other than described herein and customary procedural matters, which will be presented for consideration at the Meeting. In the event any other business is properly presented at the Meeting, it is intended that the persons named in the accompanying proxy will have authority to vote such proxy in accordance with their judgment on such business.

Shareholder Proposals for Annual Meeting of Shareholders in 2008

Shareholder proposals must be received in writing by the Secretary of Max Re Capital and must comply with the requirements of Bermuda corporate law and Max Re Capital’s bye-laws in order to be considered for inclusion in our Proxy Statement and form of Proxy relating to such meeting. We believe that shareholder proposals received by November 23, 2007 would be considered timely for inclusion in the 2008 Proxy Statement. Such proposals should be directed to the attention of the Secretary, Max Re Capital Ltd., P.O. Box HM 2565, Hamilton HM KX, Bermuda.

Shareholders who intend to nominate persons for election as directors at general meetings of Max Re Capital must comply with the advance notice procedures and other provisions set forth in the bye-laws of Max Re Capital in order for such nominations to be properly brought before the general meeting. The Nominating and Corporate Governance Committee considers nominees to the board recommended by shareholders. Any such recommendation must be sent to the Secretary of Max Re Capital not less than 120 days prior to the scheduled date of our annual general meeting of shareholders and must be accompanied by written notice signed by the person to be proposed of his or her willingness to be elected. Any such recommendation shall also include: (i) the names and addresses of the shareholders who intend to make the nomination and of the person or persons to be nominated, (ii) a representation that such shareholders are holders of record of shares entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the recommendation, (iii) the class and number of shares which are beneficially owned by such shareholders, (iv) a description of all arrangements or understandings between such shareholders and each nominee and any other person or persons nominations are to be made by such shareholders and (v) such other information regarding each nominee proposed by such shareholders as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act. The Nominating and Corporate Governance Committee may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

If a shareholder proposal is introduced at the 2008 annual general meeting of shareholders without any discussion of the proposal in the 2008 Proxy Statement and the shareholder does not notify Max Re Capital, in accordance with Bermuda corporate law, of the intent to raise such proposal at the annual general meeting of shareholders, then proxies received by Max Re Capital for the 2008 annual general meeting of shareholders will be voted by the persons named as such proxies in their discretion with respect to such proposal.

Costs of Solicitation

The cost of this proxy solicitation will be borne by Max Re Capital. In addition to solicitation by mail, officers, directors and employees of Max Re Capital may solicit proxies by telephone, facsimile or in person, although no compensation will be paid for such solicitation. Max Re Capital may also request banks and brokers to solicit their customers who have a beneficial interest in our common shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

By Order of the Board of Directors

/s/ W. Marston Becker

Chairman of the Board
Dated: March 23, 2007

ANNEX A

Charter of the Compensation Committee of the Board of Directors

Purpose

The Compensation Committee (the “Committee”) is appointed by the Board to: (1) discharge, as delegated by the Board, the Board’s responsibilities relevant to compensation of the Company’s Chief Executive Officer; (2) review, approve and determine non-Chief Executive Officer remuneration, including compensation, incentive-compensation and equity-based compensation; (3) produce a Committee report on executive compensation and review the disclosures in the Compensation Discussion and Analysis as required by the United States Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement filed with the SEC; (4) administer the Company’s equity based compensation plans; and (5) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board and the Company’s management.

Committee Membership

The Committee shall be composed of no fewer than three members (including a Chairperson). Each of the members of the Committee shall meet the independence requirements of the Nasdaq Marketplace Rules. In addition, each Committee member shall be a “Non-Employee Director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined by Section 162(m) of the Internal Revenue Code. The members of the Committee shall be appointed by the Board not less frequently than annually on the recommendation of the Nominating and Corporate Governance Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or any exchange on which shares of the common stock of the Company are traded. Committee members (including the Chairperson) may be replaced, at any time, with or without cause, by the Board. The Committee shall have authority to delegate responsibilities listed herein to subcommittees comprised of one or more members of the Committee, the Board, members of management, employees or other service providers if the Committee determines such delegation would be in the best interest of the Company and permissible under applicable listing standards.

Meetings

The Committee shall meet as often as the Chairperson determines, but not less frequently than annually. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bye-laws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Subject to the Company’s Bye-laws, the Committee may act without a meeting by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Secretary of the Company shall be the Secretary of the Compensation Committee unless the Committee designates otherwise. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may request any officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Chairperson shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings and reporting the Committee’s actions to the Board from time to time, but at least once each year, as requested by the Board.

Committee Authority and Responsibilities

In carrying out its oversight responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements.

The Committee shall have responsibility for oversight of the determination, implementation and administration of remuneration, including compensation, benefits and perquisites, of all executive officers and other members of senior management whose remuneration is the responsibility of the Board or whose remuneration the Chief Executive Officer requests the Committee to review and affirm. Such responsibility includes the following:

(a)	To, in consultation with senior management, establish the general compensation and benefits objectives, philosophies, policies and practices of the Company, including those with respect to incentive-compensation plans and equity-based plans;

(b)	To oversee the administration of such policies, plans and programs and, on an ongoing basis to monitor them to assure that they remain competitive and within the compensation objectives for executive officers and such other members of senior management;

(c)	To review and affirm contractual employment and compensation arrangements with executive officers and other members of senior management who are the responsibility of the Board or whose compensation the Chief Executive Officer requests the Committee to review and affirm;

(d)	To review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation package and to evaluate the Chief Executive Officer’s performance in light of those goals and objectives and based on this evaluation determine the Chief Executive Officer’s compensation level, including salary, bonus, incentive and equity compensation;

(e)	To review, at least annually, and set the base salary and annual and long-term incentive compensation of the other executive officers and other members of senior management who are the responsibility of the Board or whose compensation the Chief Executive Officer requests the Committee to review and affirm;

(f)	To review and discuss with management the disclosures made in the Compensation Discussion and Analysis to the filing of the Company’s annual report of Form 10-K and proxy statement for the annual meeting of stockholders, and recommend to the Board whether the Compensation Discussion and Analysis should be included in the Form 10-K and proxy statement;

(g)	To prepare an annual executive compensation report for the shareholders of the Company in accordance with the rules and regulations of the SEC; and

(h)	To perform such other duties as the Board may assign to the Committee. In discharging the foregoing responsibilities, the Committee shall consider individual and Company-wide performance against applicable pre-established annual and long-term performance goals, operating results and shareholder return, economic and business conditions, remuneration given to the Chief Executive Officer and other executive officers in the past and comparative compensation and benefit levels of competitors of the Company.

Annual Evaluation Procedures

The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things: (a) the appropriateness of the scope and content of this Charter; (b) the appropriateness of matters presented for information and approval; (c) the sufficiency of time for consideration of agenda items; (d) frequency and length of meetings, and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

Studies

The Committee may conduct or authorize studies of matters within the Committee’s scope of responsibilities as described above, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such studies. The Committee shall have sole authority to retain and terminate any compensation consultant to be used to survey the compensation practices in the Company’s industry and to provide advice so that the Company can maintain its competitive ability to recruit and retain highly qualified executive officers. The Committee shall have the sole authority to negotiate and approve the fees and retention terms of any such compensation consultant retained.

Miscellaneous

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

Adopted by the Compensation Committee and approved by the Board of Directors on February 9, 2007.

ANNEX B

Bye-law 12(1) is hereby deleted and the following shall be inserted in lieu thereof:

12.	Election of Directors

(1) The Board shall consist of at least two (2) and no more than twenty-one (21) Directors, the exact number to be determined from time to time by resolution adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the Directors then in office; provided, however, that if no such resolution shall be in effect the number of Directors shall be eleven (11) Directors. Any increase in the size of the Board pursuant to this Bye-law 12(1) shall be deemed to be a vacancy and may be filled in accordance with Bye-law 16 hereof. Directors shall be elected, except in the case of a vacancy (as provided for in Bye-law 15 or 16, as the case may be), by the Members in the manner set forth in paragraph (2) of this Bye-law 12 at an annual general meeting or any special general meeting called for the purpose and who shall hold office for the term set forth in paragraph (3) of this Bye-law 12.

B-1

ANNEX C

RESOLVED:

That the name of Max Re Capital Ltd. be changed from “MAX RE CAPITAL LTD.” to “MAX CAPITAL GROUP LTD.”

C-1

ANNEX D

RESOLVED:

That the name of Max Re Ltd. be changed from “MAX RE LTD.” to “MAX BERMUDA LTD.”

D-1

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE COMMON SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, and 7.	Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1A.	To elect W. Marston Becker to the Board of Directors of Max Re Capital Ltd. to serve until the annual meeting of shareholders in 2010.	☐	☐	☐	2.	To authorize the election of W. Marston Becker to the Board of Directors of Max Re Ltd. to serve until the annual meeting of shareholders in 2010.	☐	☐	☐	6.	Auditors. To ratify the appointment of KPMG, Hamilton, Bermuda, as independent auditors of Max Re Capital Ltd. for 2007.	☐	☐	☐

1B.	To elect Gordon F. Cheesbrough to the Board of Directors of Max Re Capital Ltd. to serve until the annual meeting of shareholders in 2010.	☐	☐	☐	3.	To authorize the approval of an amendment to the bye-laws of Max Re Ltd. to reduce the minimum number of directors to two.	☐	☐	☐

1C.	To elect K. Bruce Connell to the Board of Directors of Max Re Capital Ltd. to serve until the annual meeting of shareholders in 2010.	☐	☐	☐	4.	To approve changing the name of Max Re Capital Ltd. to Max Capital Group Ltd.	☐	☐	☐	7.	Auditors. To authorize the ratification of the appointment of KPMG, Hamilton, Bermuda as independent auditors for Max Re Ltd. for 2007.	☐	☐	☐

1D.	To elect Mario P. Torsiello to the Board of Directors of Max Re Capital Ltd. to serve until the annual meeting of shareholders in 2010.	☐	☐	☐	5.	To authorize the approval of changing the name of Max Re Ltd. to Max Bermuda Ltd.	☐	☐	☐

IN WITNESS WHEREOF, the undersigned has executed this Proxy on this day of 2007.

Business Entity:
(Print name of corporation, partnership or other business entity)

By:
Name:
Title:

Individual:
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.	(Print name of individual)

In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title.	(Signature)

☐ FOLD AND DETACH HERE ☐

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as if you marked, signed and returned your proxy card.

Internet		Mail

http://www.proxyvoting.com/mxre		Mark, sign and date
OR
your proxy card

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		and

If you vote your proxy by Internet,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the Internet at www.maxre.bm

PROXY

MAX RE CAPITAL LTD.

ANNUAL GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sarene A. Bourdages and Sheila A. Gringley, and each of them, as proxies of the undersigned, each with full power to act without the others and with full power of substitution, to vote all the Common Shares of Max Re Capital Ltd. held in the name of the undersigned at the close of business on March 9, 2007, at the Annual General Meeting of Shareholders to be held on May 4, 2007, at 12.30 p.m. (local time), and at any adjournment thereof, with all the powers the undersigned would have if personally present, as set forth below.

Address Change/Comments (Mark the corresponding box on the reverse side)

☐ FOLD AND DETACH HERE ☐

You can now access your Max Re Capital Ltd. account online.

Access your Max Re Capital Ltd. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Max Re Capital Ltd., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time